                                                                   EXHIBIT 10.55
                            MASTER NETTING, SETOFF,
                             AND SECURITY AGREEMENT

This Master Netting, Setoff, and Security Agreement (and the Collateral Annex, collectively this "Agreement") is made and entered into effective as of December 2, 2002 (the Effective Date") by and between Midland Cogeneration Venture Limited Partnership (hereinafter referred to as "MCV") and El Paso Merchant Energy, L.P. ("EPME").

                                    RECITALS

         WHEREAS, the Parties have entered into (A) the agreements listed on Schedule A, (B) may enter into future master agreements (each of (A) and (B) being an "Underlying Master Agreement"), and (C) have entered into or may enter into agreements via documents and other confirming evidence establishing the terms and conditions of a particular transaction to the extent that an Underlying Master Agreement does not govern any such transaction(s), all of (A),
(B) and (C) being "forward contracts," "commodities contracts," and/or "swap agreements" as defined in Title 11 of the United States Bankruptcy Code (the "Code") for the purchase, sale and/or exchange of physical commodities (including, without limitation, natural gas, crude oil, fuel oil, gasoline, petroleum-related products, electric power, electric capacity, natural gas liquids, coal, and emissions), transportation rights, transportation capacity, transmission rights, transmission capacity, goods (as such term is defined in the UCC), swaps, options, derivatives, or any other security, contract right, instrument or item (whether similar or dissimilar to the foregoing) that are currently bought, sold, and/or exchanged or capable of being bought, sold and/or exchanged in the future (each a "Transaction", as later defined herein, whether under (A) (B)or (C)) that shall be governed by this Agreement;

         WHEREAS, each Party desires to provide in this Agreement for, among other things, (i) its right to accelerate, liquidate, terminate, net, setoff, recover against, and apply Performance Assurance upon the terms and conditions set forth in this Agreement, (ii) the determination of the Collateral Requirements of the other Party under this Agreement, and (iii) to treat this Agreement, the Underlying Master Agreements, and all Transactions (existing and hereinafter entered into) as a single agreement for the purposes set forth herein.

         NOW THEREFORE, for and in consideration of the mutual agreements herein made and other good and valuable consideration, including, without limitation, certain amendments to the Underlying Master Agreements and Transactions, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the Parties' agreement and intent that this Agreement, the Underlying Master Agreements, and all Transactions are one single integrated agreement, each Party agrees as follows:

                  SECTION 1. DEFINITIONS.

(a) In the event of any conflict or inconsistency between a term defined herein and in any of the Underlying Master Agreements or Transactions, such term as used in this Agreement shall govern and have the meaning ascribed to it in this Agreement for purposes of this Agreement. The Parties will use all reasonable efforts to construe the definitions used in this Agreement consistent with those in the Underlying Master Agreements and/or Transactions to the extent there are any apparent inconsistencies. All references are to this Agreement unless otherwise expressly stated.

         (b) The following terms used in this Agreement are defined as follows:

         "Additional Default Events" shall have the meaning set forth in Section 2(b).

         "Additional Termination Rights" shall have the meaning set forth in
Section 2(b).

         "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For purposes of the foregoing definition, "control" means the direct or indirect beneficial ownership of more than fifty percent of the outstanding capital stock, other equity interests or interests having ordinary voting power, and "Person" as used in this definition means any entity except an individual.

         "Aggregate Delinquency Amount" means US$1,000,000.

         "Applicable Rate" for any date means the rate per annum equal to that set forth in the Selected Interest Rates (weekly) designated as H.15, of the Federal Reserve Statistical Release published by the Board of Governors of the Federal Reserve System, or any successor publication.

         "Bankruptcy" means, with respect to any Person, (i) the filing by such Person of a petition seeking to adjudicate such Person a bankrupt or an insolvent or otherwise commencing, authorizing or acquiescing in the commencement of a proceeding or cause of action seeking dissolution, liquidation, winding up, reorganization, arrangement, debt adjustment, restructuring protection, or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect; (ii) the seeking by such Person of the appointment of a trustee, receiver, liquidator, custodian or other similar official over it or any substantial part of its property, or consenting to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or taking any corporate action to authorize any of the foregoing; (iii) the commencement of an involuntary case or other proceeding against such Person seeking dissolution, liquidation, winding up, reorganization, arrangement, debt adjustment, restructuring protection, composition or other relief with respect to such Person or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official over such Person or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 15 days; (iv) the making of an assignment or any general arrangement for the benefit of creditors, (v) such Person otherwise becoming bankrupt or insolvent (however evidenced), (vi) such Person generally being unable or admitting its inability to pay its debts as they fall due (or otherwise generally failing to pay its debts as they fall due), or (vii) such Person filing an answer or other pleading admitting or failing to contest the allegations of a petition filed against it in any proceeding of the foregoing nature, or taking any other action to authorize any of the actions set forth above.

         "Business Day" means any day except Saturday, Sunday, a Federal Reserve Bank holiday, or any other recognized holiday where commercial banks are not open for general business in New York, New York.

         "Collateral Annex" means the Collateral Annex attached hereto as Annex A, which is a part of this Agreement.

         "Costs" means, with respect to a Non-defaulting Party, brokerage fees, commissions and other similar third party transaction costs and expenses (including reasonable attorneys' fees and expenses) (exclusive of Losses) expressed as a positive number that such Non-defaulting Party incurs or would reasonably be expected to incur, or realizes, or would reasonably be expected to realize either in terminating any arrangement pursuant to which it has hedged its obligations or entering into new arrangements which replace a terminated Transaction.

         "Default" has the meaning set forth in Section 2(d).

         "Default Rate" means, for any date, a rate per annum equal to the lesser of (a) the per annum rate of interest equal to the then effective prime lending rate as may from time to time be published in The Wall Street Journal under "Money Rates" on such day (or if not published, on such day on the most recent preceding day on which published), plus two percent (2%), and (b) the maximum non-usurious interest rate allowed by law.

         "Defaulting Party" means (i) MCV when a Default has occurred with respect to MCV and (ii) EPME when a Default has occurred with respect to EPME.

         "Discount Rate" means a rate per annum equal to the lesser of (a) a rate per annum of interest equal to the then effective one-month London Interbank Offered Rate (LIBOR) determined daily as provided under the heading "Money Rates" in The Wall Street Journal plus one percent (1%); and (b) the maximum non-usurious interest rate allowed by law.

         "Early Termination Date" shall have the meaning set forth in Section 3(c).

         "Eligible Collateral" means Cash or a Letter of Credit eligible to be provided, pledged, or transferred by a Party, as applicable, (including, without limitation, any such collateral eligible to be transferred by the Qualified Institution on behalf of any such Party) to secure payment or performance of any of its Obligations to the other Party, as applicable, under this Agreement, the Underlying Master Agreements and/or Transactions.

         "EPME" means El Paso Merchant Energy, L.P., a Delaware limited partnership.

         "Final Settlement Amount" has the meaning set forth in Section 4(a).

         "Gains" means, with respect to any Party, an amount, expressed as a negative number, equal to the present value (discounted at the Discount Rate) of the economic benefit, if any (exclusive of Costs), resulting from the termination of a Transaction pursuant to Section 3 hereof.

         "GISB Defaults" shall mean the terms and conditions set forth in subparagraphs (i)-(v) of Section 10.1 of the Base Contract for Short-Term Sale and Purchase of Natural Gas copyrighted by the Gas Industry Standards Board, Inc., or its successor in interest.

         "Guaranty" means the document or agreement pursuant to which a Guarantor provides credit support for the Obligations of a Party.

         "Guarantor" with respect to any Party means any other Person providing credit support for the Obligations of such Party, including, without limitation, any credit support provider under any Underlying Master Agreement or Transaction.

         "ICE" means Intercontinental Exchange, LLC, or its successor.

         "Kiodex" means Kiodex, Inc., a company headquartered in New York, New York that provides propriety independent market data integrated with valuation models, or its successor.

         "Losses" means, with respect to any Party, an amount, expressed as a positive number, equal to the present value (discounted at the Discount Rate) of the economic loss, if any (exclusive of Costs), resulting from the termination of a Transaction pursuant to Section 3 hereof.

         "MCV" means Midland Cogeneration Venture Limited Partnership, a Michigan limited partnership.

         "Monthly Final Settlement Amount" means, as of the last Business Day of each applicable calendar month, the amount equal to the sum of (i) the Final Settlement Amount less the Total Unpaid Amounts divided by the lesser of (a) thirty-six (36) months and (b) the number of months remaining in the term of the Transaction with the latest expiration date and (ii) interest accrued (at the Discount Rate) on the outstanding unpaid portion of the Final Settlement Amount from the day the Final Settlement Amount would have been due.

         "Non-defaulting Party" means (i) MCV when EPME is the Defaulting Party and (ii) EPME when MCV is the Defaulting Party.

         "Obligation" or "Obligations" means, with respect to a Party, each and every obligation or liability for which such Party is bound to the other Party under an Underlying Master Agreement, a Transaction, or this Agreement and whether financial or physical, including, without limitation, (i) payment and delivery obligations, (ii) each and every other obligation or requirement, including the payment of any debts, damages and/or obligations (without limitation including payments due with respect to any terminated Transactions),
(iii) each and every obligation or requirement arising under a Guaranty issued pursuant to any Underlying Master Agreement, Transaction, or this Agreement that such Party has provided to the other Party, (iv) each and every obligation or requirement under any Underlying Master Agreement, a Transaction, or this Agreement to maintain or deliver Eligible Collateral/Performance Assurance with respect thereto (whether or not performance is due), or in connection with a Guaranty, or acceleration, termination, or liquidation of a Guaranty, whether arising under any Underlying Master Agreement, a Transaction, or this Agreement, heretofore or hereafter, and whether fixed, matured, liquidated, or unliquidated; and (v) any indemnity obligations under this Agreement, the Underlying Master Agreement or Transactions.

         "Party" means MCV and EPME as the context indicates, and "Parties" means both of the foregoing.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a joint venture, a trust, an unincorporated organization, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Potential Event of Default" means any event which, but for the giving of notice and the expiration of any applicable cure period, would constitute a Default under Sections 2(d)(i) or 2(d)(iii).

         "Settlement Amount" means, with respect to a terminated Transaction and a Non-defaulting Party, the difference between (i) the sum of (a) Losses or Gains, (b) Costs and (c) Unpaid Amounts owed by the Defaulting Party to the Non-defaulting Party with respect to such terminated Transaction with respect to periods prior to the Early Termination Date and (ii) the Unpaid Amounts owed by such Non-defaulting Party to the Defaulting Party with respect to such terminated Transaction with respect to periods prior to the Early Termination Date; and if such amount is owed to the Non-defaulting Party, that number shall be expressed as a positive number. In determining Gains/Losses, the Non-defaulting Party shall not be required to enter into any replacement transaction in order to determine the respective calculations. Gains and Losses applicable to each Transaction shall, to the extent practicable, be determined by reference to information either available to it internally or supplied by one or more third parties including, without limitation, quotations (either firm or indicative) of relevant prices, rates, yields, yield curves, spreads, volatilities or other relevant market data for the relevant markets, and may include information obtained through NYMEX, ICE, Kiodex or other such information that may be published in the market place, with adjustments in good faith as may be necessary to account for sufficient quantities of the commodities comparable to the subject of such Transaction in the same relative market, having the same delivery point (or a comparable delivery point for the subject Transaction, as determined in good faith by the Non-defaulting Party) with such adjustments for any basis differential that the Non-defaulting Party reasonably determines is applicable to prices at the alternate pricing point as compared to the actual delivery point. The Settlement Amount for each terminated Transaction may be either a positive or a negative amount. For purposes of determining the Collateral Requirement, the references to Non-Defaulting Party above shall mean the Calculating Party, and the references to the Defaulting Party shall mean the non-Calculating Party.

         "Transaction" or "Transactions" means each and every trade, transaction, and other contractual commitment between MCV and EPME entered into before, on, or after the Effective Date of this Agreement for which performance is still pending from any Party, provided that such Transaction is within the scope of this Agreement and is evidenced by (i) any of the Underlying Master Agreements, (ii) trade confirmations (iii) a purchase and sale agreement, or
(iv) other documents or writings evidencing the terms of any such trade, transaction or contractual commitment.

         "Total Unpaid Amounts" means the greater of: (A) (i) the aggregate of all Unpaid Amounts owed by the Non-defaulting Party to the Defaulting Party with respect to all terminated Transactions accrued prior to the Early Termination Date less (ii) the aggregate of Unpaid Amounts owed by the Defaulting Party to the Non-defaulting Party with respect to all terminated Transactions accrued prior to the Early Termination Date, and (B) zero.

         "Underlying Master Agreements" shall have the meaning given in the first paragraph of this Agreement.

         "Underlying Master Agreements Close-Out" has the meaning set forth in
Section 3(d).

         "Uniform Commercial Code" means the Uniform Commercial Code as enacted from time to time in the State of New York.

         "Unpaid Amount(s)" means the amount payable by one Party to the other Party, that has not been paid as of the Early Termination Date with respect to performance rendered or provided under a Transaction, whether such amount is then due and owing, such as but not limited to (i) an invoiced amount, (ii) an uninvoiced amount and/or an amount payable due to physical deliveries or settlements that occurred prior to the Early Termination Date, and (iii) liquidated damages, taxes or other such costs and expenses that arose prior to the Early Termination Date otherwise allowed under the terms of this Agreement, an Underlying Master Agreement or a Transaction.

         "US$" means lawful currency of the United States of America.

                  SECTION 2. DEFAULT.

         (a) The Defaults set forth in Section 2(d) supercede and replace in their entirety (i) any and all "defaults" or "events of default" in any Underlying Master Agreement or Transaction, and (ii) the GISB Defaults. The Parties agree that any rights or remedies granted to them in the Underlying Master Agreements or Transactions upon the occurrence of any such "default" or "event of default" or GISB Defaults set forth therein shall (subject to this Section and Sections 3, 16 and 23 of this Agreement) be null and void and without effect. In addition, any provision in any Underlying Master Agreement or Transaction providing for automatic termination in the event of a Bankruptcy shall be amended hereby to provide that such termination is not automatic, but shall instead constitute solely a Default in accordance with Section 2(d)(iv) or 2(d)(vii)(3) below, pursuant to which the Non-defaulting Party may elect, but is not required, to terminate all Underlying Master Agreements or Transactions in accordance with Section 3.

         (b) To the extent not otherwise designated as a "Default" under this Agreement, upon the occurrence of any event that gives rise to a right of a Party to terminate any Underlying Master Agreement or Transaction, but that is NOT specifically enumerated as a "default" or "event of default", or GISB Default (such events, collectively, "Additional Default Events") therein, the Parties to such Underlying Master Agreement or Transaction shall have the rights and remedies provided for such Additional Default Event as set forth in such Underlying Master Agreement or Transaction (collectively referred to as the "Additional Termination Rights"), but shall not have any independent right under this Agreement to terminate all Underlying Master Agreements or all Transactions based on such Additional Default Events. Provided, however, that to the extent that the Additional Termination Rights allow a Party to ultimately terminate any or all of the

Transactions or pursue remedies as a result of such Additional Default Event (i.e., the termination of only the transactions affected by the illegality, the tax event, etc.), the Parties' remedies based upon its Additional Termination Rights shall be governed by this Agreement (including the remedies under Sections 3,4,5,6, and 7). Without limiting the generality of the foregoing, Additional Termination Rights (such as but not limited to a contractual right to terminate Transactions under an Underlying Master Agreement or otherwise occasioned by an event of force majeure, a change in law or regulation, a tax event, illegality or any other events that are defined as "Termination Events" or "Additional Termination Events" under any Underlying Master Agreement or otherwise) shall not be considered a Default under this Agreement and shall not cause, as the independent result of this Agreement, an early termination of all of the Underlying Master Agreements or Transactions.

         (c) Notwithstanding any provision in any Underlying Master Agreement or Transaction that permits termination of such Underlying Master Agreement or any Transaction on the occurrence of any credit rating downgrade, loss of shareholder equity, credit event upon merger, material adverse change, or material adverse effect, however defined in such Underlying Master Agreement or Transaction (including whether it would otherwise constitute an Additional Termination Right), is hereby deleted so that the only consequences of a Credit Event shall be the remedies set forth in this Agreement.

         (d) For purposes of this Agreement, "Default" shall mean, with respect to a Party (the "Defaulting Party"), the occurrence of any of the following:

                  (i) the failure by such Party to pay, when due, any amount required to be paid pursuant to any Underlying Master Agreement which, together with the amount of all such unpaid amounts (excluding any portion of any such payment(s) that is the subject of a good faith dispute), equals or exceeds the Aggregate Delinquency Amount, and all such unpaid amounts shall not be paid in full within two (2) Business Days after notice of such failure;

                  (ii) any representation or warranty made by such Party in this Agreement or any Underlying Master Agreement or Transaction is false or misleading in any material respect when made or when deemed made or repeated in accordance with the respective terms of this Agreement, the Underlying Master Agreement and/or the Transaction, and such materially false or misleading representation or warranty results in a significant economic impact to the Non-defaulting Party (as based on the Non-defaulting Party's good faith and reasonable opinion) in excess of the Aggregate Delinquency Amount, unless such representation or warranty is capable of being remedied within five (5) Business Days after written notice of such failure;

                  (iii) the failure to timely perform any material covenant or obligation set forth in this Agreement (except (i) to the extent that such failure already constitutes a separately enumerated Default hereunder, or (ii) for such Party's obligations to physically deliver or receive a commodity, the sole and exclusive remedy for which is provided in the applicable Underlying Master Agreement or Transaction, unless the Party otherwise fails to tender payment for such breached performance obligation in accordance with the terms of such Underlying Master Agreement or Transaction) (e.g., Article Four of the



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

         Master Power Agreement, Section 3.2 of the GISB agreement), and such failure to perform results in a significant economic impact to the Non-defaulting Party (as based on the Non-defaulting Party's good faith and reasonable opinion) in excess of the Aggregate Delinquency Amount, if such failure is not remedied within three (3) Business Days after written notice of such failure;

                  (iv) the Bankruptcy of such Party;

                  (v) such Party, in compliance with this Agreement, properly takes any necessary action to consolidate or amalgamate with or merge with or into, or transfer all or substantially all of its assets to, another Person and, prior to effecting such consolidation, amalgamation, merger or transfer, the resulting or surviving Person (A) fails to assume all the Obligations of such Party under this Agreement, the Underlying Master Agreements and Transactions by operation of law or pursuant to a reasonable and customary agreement; (B) fails to extend the benefits of any Performance Assurance or Guaranty to the payment by such resulting or surviving entity of its Obligations pursuant to reasonable and customary documentation; or (C) has materially weaker creditworthiness than such Party as compared to the creditworthiness of such Party immediately prior to such action, and such event under (A), (B) or (C) is not remedied within two (2) Business Days after notice by the Party that would otherwise be the Non-defaulting Party;

                  (vi) with respect to any required Transfers of Eligible Collateral/Performance Assurance under this Agreement, if the failure to Transfer is not effected within one (1) Business Day after notice of failure has been given to the applicable Party;

                  (vii) with respect to such Party's Guarantor, if any:

                           (1) if any representation or warranty made or deemed
                  to be made or repeated by a Guarantor in connection with this Agreement or any Underlying Master Agreement or Transaction is false or misleading in any material respect when made or when deemed made or repeated;

                           (2) the failure of a Guarantor to make any payment
                  required or to perform any other material covenant or obligation in any Guaranty made in connection with this Agreement or any Underlying Master Agreement or Transaction, if such failure shall not be remedied within three (3) Business Days after written notice thereof;

                           (3) the Bankruptcy of the Guarantor;

                           (4) the failure of a Guarantor's Guaranty to be in
                  full force and effect and enforceable against such Guarantor for purposes of this Agreement or any Underlying Master Agreement or Transaction (other than in accordance with the terms of such Guaranty and the related Underlying Master Agreement or Transaction) prior to the satisfaction of all Obligations of such Party under each



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

                  Underlying Master Agreement or Transaction to which such Guaranty shall relate without the written consent of the other Party;

                           (5) a Guarantor shall repudiate, disaffirm, disclaim,
                  or reject, in whole or in part, or challenge the validity of any Guaranty; or

                           (6) such Guarantor consolidates or amalgamates with,
                  or merges with or into, or transfers all or substantially all of its assets to, another Person, and a Party on behalf of its Guarantor, prior to effecting such consolidation, amalgamation, merger or transfer, (A) fails to provide documentation to the other Party, establishing that the resulting or surviving Person has agreed to assume all the Obligations of such Guarantor by operation of law or pursuant to a reasonable and customary agreement; (B) otherwise fails to provide the benefits of any Guaranty to the payment by such Party of its Obligations pursuant to reasonable and customary documentation; or (C) has materially weaker creditworthiness than such Party as compared to the creditworthiness of the Guarantor immediately prior to such action, and such event under (A), (B) or (C) is not remedied within two (2) Business Days after notice by the Party that would otherwise be the Non-defaulting Party.

         (e) Notwithstanding the foregoing, if any Party (i) fails to make a payment under an Underlying Master Agreement or Transaction that would otherwise cause a Default under Section 2(d)(i) save and except for the unpaid amounts not exceeding the Aggregate Delinquency Amount, (ii) makes a materially false or misleading representation or warranty that would otherwise cause a Default under
Section 2(d)(ii) save and except for the economic impact to the Non-defaulting Party not exceeding the Aggregate Delinquency Amount; or (iii) fails to timely perform any material covenant or obligation under this Agreement that would otherwise cause a Default under Section 2(d)(iii) save and except for the economic impact to the Non-defaulting Party not exceeding the Aggregate Delinquency Amount, the other Party may exercise any rights and remedies provided to such non breaching Party under the applicable Transaction and/or Underlying Master Agreement (including any Additional Termination Rights, if applicable). If at any time the Defaulting Party fails to designate how a payment under this Agreement is to be allocated under the various Master Underlying Agreements and/or Transactions, the Non-defaulting Party shall allocate the payment according to its sole discretion to amounts due under the Underlying Master Agreements and/or Transactions.

         (f) To the extent that any of the Underlying Master Agreements or Transactions would otherwise allow the termination of any or all Transactions on terms and conditions pertaining to (i) cross-default events for specified terms, conditions, events or for defaults under other agreements or instruments, irrespective of the circumstances involved or the actions of any Persons whatsoever, or (ii) any specifically identified transactions, agreements, instruments or contractual arrangements between any Persons for any reason whatsoever, such terms, conditions or provisions in such Underlying Master Agreements or Transactions shall be rendered null and void and shall be of no further effect for so long as this Agreement is in effect.

                  SECTION 3. REMEDIES.

         (a) The rights and remedies of the Non-defaulting Party which relate to a Default as defined herein shall supercede the rights and remedies of such Party relating to such Default under any Underlying Master Agreement or Transaction other than provisions therein relating to the reimbursement of expenses or other indemnification provided for thereunder.

         (b) Upon the occurrence and during the continuance of a Potential Event of Default in respect of any Party, the other Party shall have the right to, upon one (1) Business Day prior written notice to the other Party, withhold any payments and/or suspend performance under any or all Underlying Master Agreement and/or Transactions (subject to Section 2(e), which will allow the exercitation of such rights for only the affected Transactions as set forth in the applicable Underlying Master Agreement or Transaction), provided, however, that the right to suspend performance under such Transactions or Underlying Master Agreement shall only last for five (5) days from the initiation of the Potential Event of Default.

         (c) Upon the occurrence and during the continuance of a Default, the Non-defaulting Party shall have the right to: (i) immediately withhold any payments and/or suspend performance under any or all Underlying Master Agreement and./or Transactions, provided, however, that the right to suspend performance under any or all Underlying Master Agreement and./or Transactions shall only last for fourteen (14) days from the initial Default, unless an Early Termination Date has been declared (in which event suspension of performance may continue until such Early Termination Date); (ii) exercise rights of setoff in accordance with the terms of this Agreement, (iii) retain any Performance Assurance pending calculation and payment of the Final Settlement Amount pursuant to the provisions set forth herein; (iv) give notice to the Defaulting Party specifying the relevant Default, declaring the Defaulting Party in Default of all Underlying Master Agreements and all Transactions, and designating a day, no earlier than the day such notice is effective and no later than 20 days after such notice is effective, as an early termination date ("Early Termination Date"); (v) withhold the Transfer of any Eligible Collateral/Performance Assurance that absent such Default would otherwise be payable under the terms of this Agreement; and/or (vi) take any other action permitted by law or in equity or by this Agreement, the Underlying Master Agreements or any Transactions (provided that such rights and remedies do not pertain to a Default under the Underlying Master Agreements or Transactions) necessary or appropriate to protect, preserve, or enforce its rights or to reduce any risk of loss or delay, including the demand for additional Eligible Collateral (otherwise due under Section 4) or the return of Performance Assurance (otherwise due to be returned under Section 5) as applicable (provided that in no event shall a Non-defaulting Party be permitted to terminate less than all of the Underlying Master Agreements and all Transactions as a result of a Default hereunder, save and except with respect to Sections 2 (b) or (e)).

         (d) Upon giving notice to the Defaulting Party of an Early Termination Date irrespective of whether the Default giving rise to the Default is continuing, the Non-defaulting Party shall (i) accelerate, terminate, liquidate and otherwise close-out all Transactions under its Underlying Master Agreements or otherwise, as of the Early Termination Date; (ii) calculate the Settlement Amount for each terminated Underlying Master Agreement and Transaction as of such Early Termination Date (iii) retain and apply any Performance Assurance in accordance with terms of this Agreement; and/or (iv) take any other action as permitted or by law. The Non-



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

defaulting Party may also exercise rights of set-off, netting and/or recoupment in accordance with the terms of this Agreement. To the extent that Section 2(e) or Additional Termination Rights are the basis for such exercitation of the rights hereunder, the same methodology shall apply but only with respect to the terminated Transactions affected by such events. The action(s) taken by the Non-defaulting Party pursuant to this Section 3(d), even if for the limited purposes with respect to Additional Termination Rights or Section 2(e), shall be referred to herein as the "Underlying Master Agreements Close-Out.

                  SECTION 4. SETTLEMENT.

         (a) Upon the Non-defaulting Party's exercise of the Underlying Master Agreements Close-Out, the Non-defaulting Party shall calculate the Settlement Amount relating to each of the Transactions. The "Final Settlement Amount" shall be the difference between the aggregate sum of (i) (a) the aggregate sum of such Settlement Amounts (determined by adding each of the Settlement Amounts that are expressed as a positive number and subtracting therefrom the sum of the absolute value of Settlement Amounts that are expressed as a negative number), plus (b) the total amount of the Cash being held or retained by the Defaulting Party unless the Defaulting Party returns such Performance Assurance to the Non-Defaulting Party prior to the time that the Final Settlement Amount is calculated, plus (c) any amount deducted as a result of any set-off, offset, combination of accounts, recoupment, deduction retention, or withholding, collectively hereinafter in this Agreement referred to as "setoff") as allowed under this Agreement, applicable law or equity less (ii) any amount received by the Non-defaulting Party as a result of the exercise of the rights to apply Performance Assurance pursuant to this Agreement, the Underlying Master Agreements, the Transactions and the Guarantees (as they may be applicable), and provided further that Cash has been received as of the result of such rights so as to warrant such reduction. If the Final Settlement Amount is a positive amount, then such amount shall be owed by the Defaulting Party to the Non-defaulting Party; and if the Final Settlement Amount is a negative amount, then the absolute value of such amount shall be owed by the Non-defaulting Party to the Defaulting Party.

         (b) Upon determination of the Final Settlement Amount by the Non-defaulting Party, the Non-defaulting Party shall provide Defaulting Party with a statement showing the calculation of the Final Settlement Amount, necessarily including the calculation of the Settlement Amount relating to each Transaction, and the reduction of such amount(s) by the amount(s) (a) attributable to the receipt of Cash by the Non-Defaulting Party due to the application of Performance Assurance (b) the Cash held by the Defaulting Party and not returned to the Non-defaulting Party, and (c) any set-off, all of the foregoing being done in accordance with Section 4(a) above. Additionally, the total amount of Cash held as Performance Assurance (including any proceeds from any draw upon a Letter of Credit) by the Defaulting Party (or its Qualified Institution under Paragraph 6 of the Collateral Annex) shall be deducted from any Final Settlement Amount which the Non-Defaulting Party owes to the Defaulting Party. The Final Settlement Amount (in addition to any other calculations, such as the Monthly Final Settlement Amounts, etc.) shall be further adjusted by the proceeds of any subsequent draws by the Secured Party upon any Letter of Credit and any subsequent setoffs, applications of Performance Assurance or other reductions allowed by the terms of this Agreement, as applicable. Subject to the dispute provisions set forth herein, the Final Settlement Amount, plus an amount equal to interest on the Final Settlement Amount at the Applicable Rate from (and including) the Early

Termination Date to (but excluding) the date such amount is due pursuant to this subsection, shall be payable by wire transfer in immediately available funds by the Party from whom such payment is due on the third Business Day after notice of the statement of the Final Settlement Amount is provided to the Defaulting Party by the Non-defaulting Party; provided that if (i) the Final Settlement Amount is owed by the Non-Defaulting Party to the Defaulting Party and (ii) the Total Unpaid Amount is less than the Final Settlement Amount, the Non-Defaulting Party may pay (i) the Total Unpaid Amounts on the earlier of (A) the date such amounts would ordinarily have become due and payable in the ordinary course of business and (B) 55 days from the Early Termination Date, and (ii) the Monthly Final Settlement Amount to the Defaulting Party beginning on the last Business Day of the month the Final Settlement Amount would be due and continuing on each last Business Day of each month thereafter for the lesser of (a) thirty-five months and (b) the number of months remaining in the term of the Transaction with the latest expiration date; provided, however, that if the Non-defaulting Party shall fail to make any payment of the Total Unpaid Amounts or Monthly Final Settlement Amount when due, and such non-payment is not cured within three
(3) Business Days after notice is provided to the Non-defaulting Party, then the Non-defaulting Party shall (i) immediately pay the entire remaining principal portion of the Final Settlement Amount which has not otherwise been satisfied via Monthly Final Settlement Amount payments or otherwise, plus (ii) interest accruing on the remaining principal portion of the Final Settlement Amount at the Default Rate from the original due date for such unpaid Monthly Final Settlement Amount until the date that the entire payment is actually received. The interest on such delinquent amount shall be in lieu of the interest otherwise accrued for the Monthly Final Settlement Amount for the same period of time. In the event the Non-Defaulting Party is prevented from applying or setting off any Performance Assurance or adequate assurance posted by the Defaulting Party or any draw by the Non-Defaulting Party upon a Letter of Credit posted by the Defaulting Party is not timely honored as provided in the Letter of Credit, the Defaulting Party shall nonetheless pay in full the Final Settlement Amount.

         (c) Subject to Section 4(e), if all or any portion of the Final Settlement Amount is not paid when due, then the unpaid amount shall bear interest from the due date thereof until the final payment date at a rate per annum equal to the Default Rate, calculated on the basis of daily compounding and the actual number of days elapsed.

         (d) In the event of a dispute as to the Final Settlement Amount payable by a Party, such Party shall, within the time prescribed herein, pay the undisputed amount of the Final Settlement Amount. In the event the non-calculating Party disputes the calculation of the Final Settlement Amount, such Party shall notify the other Party of such dispute within the time prescribed herein for payment of the Final Settlement Amount. If the Parties have not been able to resolve their dispute within 5 Business Days of receipt of notice of such dispute, such dispute relating to the calculation of the Final Settlement Amount shall be resolved by arbitration in accordance with the American Arbitration Association Commercial Arbitration rules by three arbitrators, of whom each Party shall designate one and shall mutually decide the other arbitrator. Each Party shall submit its detailed calculation of the Final Settlement Amount, and the tribunal shall select either the calculation of the Non-defaulting Party or the Defaulting Party as the Final Settlement Amount based upon the calculation that most reflects the intent of the Parties as expressed in this Agreement. To the extent reasonably practicable under the circumstances, the decision of the tribunal shall be rendered within ten (10) Business Days of submission of the calculations by the Parties and shall be final and binding on all Parties and shall be non-appealable. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.ss. 1-16, and judgment upon the award or injunctive relief rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The expenses of arbitration, including reasonable compensation to the arbitrators, shall be borne equally by the Parties hereto, except that each Party shall bear the compensation and expenses of its own counsel and employees. The place of arbitration shall be Chicago, Illinois. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. If a Party files a complaint in any court with respect to any matter subject to arbitration hereunder, except the enforcement of arbitration award, the defendant in such court action shall be entitled to recover its reasonable attorneys' fees in connection with the court action. Once the Final Settlement Amount is finally determined in accordance with this Agreement, and if the Secured Party/Defaulting Party under Paragraph 6(b)(i) of the Collateral Annex is owed the Final Settlement Amount, the Pledging Party/Non-defaulting Party shall elect how it intends to provide an amount equivalent to the undrawn portion of the posted Letter of Credit, if any, (up to the unpaid Final Settlement Amount) to the Secured Party/Defaulting Party. If
(x) the Pledging Party/Non-defaulting Party elects to substitute Cash for the undrawn portion of the Letter of Credit (up to the unpaid Final Settlement Amount), and if it is so paid, the Defaulting Party/Secured Party shall return the Letter of Credit immediately to Pledging Party/Non-defaulting Party upon the receipt of the payment, or (y) the Pledging Party/Non-defaulting Party elects to allow the Secured Party/Defaulting to draw on the remaining portion of the Letter of Credit, the Secured Party/Defaulting Party may only draw on any Letter of Credit posted to it in an amount equal to the unpaid Final Settlement Amount which has been finally determined to be owed to it. Once the Performance Assurance tendered by the Pledging Party/Non-defaulting Party under the foregoing election is fully provided for under this section, the Non-defaulting Party shall recalculate the Final Settlement Amount, and shall make any and all other necessary adjustments under this Agreement to provide for the application of such Performance Assurance (e.g., the determination of the Monthly Final Settlement Amount option). If the Final Settlement Amount is finally determined in accordance with this Agreement and the Secured Party/Defaulting Party owes the Final Settlement Amount, it shall immediately return the Letter of Credit to the Pledging Party/Non-defaulting Party.

         (e) Nothing in this Section 4 shall be construed to restrict or preclude the Party to whom the Final Settlement Amount is owed from realizing on Performance Assurance held by such Party at any time after notice of Default, notwithstanding (and without awaiting the outcome of) any dispute as to the Final Settlement Amount payable. Notwithstanding Section (b), if the Non-defaulting Party owes the Final Settlement Amount to the Defaulting Party, the Non-defaulting Party shall not be required to pay to the Defaulting Party the Final Settlement Amount, the Monthly Final Settlement Amount, or any potion of the Total Unpaid Amount, nor shall interest be owed on such amount, until (i) the Non-defaulting Party receives confirmation satisfactory to it in its reasonable discretion that all other obligations of any kind whatsoever of the Defaulting Party to make any payments to the Non-defaulting Party under this Agreement, any Underlying Master Agreement or Transaction, or otherwise, which are due and payable as of the Early Termination Date, have been paid (or netted, set off, recouped, recovered against, etc.) in full; and (ii) the Defaulting Party executes a release in a form satisfactory to the Non-defaulting Party that acts as the final resolution of the amounts due and owing as the Final Settlement Amount under the terms of this Agreement, the Underlying Master Agreement(s) or Transaction(s)(as applicable under the circumstances). To the extent that either Party believes that bankruptcy court approval of the release is required, the Non-defaulting Party may withhold payment under this subsection until such time as appropriate court approval has been obtained and is final and non-appealable.

         (f) The Parties agree that if Gains or Losses are determined with respect to any terminated Transactions as set forth herein, the Final Settlement Amount is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

                  SECTION 5. OBLIGATIONS AND SETOFF.

         (a) If the Defaulting Party would be owed the Final Settlement Amount, the Defaulting Party grants to the Non-defaulting Party the right to, from time to time and at any time, without prior notice, setoff any sum, amount, or obligation owed by the Defaulting Party to the Non-defaulting Party against any sums, amounts, or Obligations owed by the Non-defaulting Party or the Defaulting Party under this Agreement or any other agreements or contracts between the Non-defaulting Party.

         (b) The foregoing is in addition to, and not in limitation of, any other right or remedy available to the Non-defaulting Party (including setoff) whether arising under this Agreement or applicable law, equity, or otherwise.

         (c) For purposes of this Section 5, "owed" means, as of any date of determination, any amounts owed or otherwise accrued and/or payable (regardless of whether such amounts have been or could be invoiced) as of such date. If an obligation is unascertained or unliquidated at the time the Final Settlement Amount is determined, the Non-defaulting Party may in good faith estimate that obligation and setoff in respect of the estimate, subject to accounting to the Defaulting Party when the obligation is ascertained. The Non-defaulting Party setting off an amount pursuant to this Section 5 shall give notice of such setoff (i) at the time the Final Settlement Amount is determined and notice of the same is tendered in the case where the Non-defaulting Party is required to pay the Final Settlement Amount; or (ii) within a reasonable amount of time after the statement providing the details of the Final Settlement Amount is tendered by the Non-defaulting Party in the case where the Defaulting Party is required to pay the Final Settlement Amount, but in either event prior to the time that payment in respect of the Final Settlement Amount is finally due to the other Party.

                  SECTION 6. CURRENCY.

         For purposes of making any calculation of the Settlement Amount with respect to any terminated Transaction, the Non-defaulting Party shall calculate such amount in the currency specified for such Transaction in the applicable Underlying Master Agreement or Transaction. For purposes of calculating the Final Settlement Amount, the Non-defaulting Party shall convert all of the Settlement Amounts to the currency comprising the largest portion of the aggregate Settlement Amounts. All payments required to be made under this Settlement Agreement shall be made in the currency in which the Final Settlement Amount is stated. Currency conversions shall be made at the rate of exchange at which the Non-defaulting Party, acting in a reasonable manner and in good faith, would be able to purchase the relevant amount of the currency being converted on the date that the Final Settlement Amount or the Monthly Final Settlement Amount is due under Section 4(b).

                  SECTION 7. COLLATERAL.

         The provisions set forth in the Collateral Annex, which is incorporated herein in its entirety by reference, replace the separate exposure thresholds and determination and application of collateral requirements set forth in each Underlying Master Agreement or Transaction with the Exposure Thresholds and aggregate Collateral Requirements set forth in the Collateral Annex, which requirements and other provisions shall cover and apply to all Underlying Master Agreements and to all Transactions.

                  SECTION 8. REPRESENTATIONS AND WARRANTIES.

         On the Effective Date of this Agreement and on the date of entering into each Transaction thereafter, each Party represents and warrants to the other Party that: (i) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary actions to authorize such execution, delivery, and performance, (ii) the person signing this Agreement on its behalf was duly authorized to do so on the date this Agreement was executed by such person, (iii) this Agreement, the Underlying Master Agreements, and the Transactions to which it is a party constitute its legal, valid, and binding obligations, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, conservatorship, receivership, moratorium, or other similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law), (iv) its execution and delivery of this Agreement does not contravene, or constitute a default under, any provision of applicable law or regulation (including any order, decree, judgment, injunction, or other judicial or governmental restriction applicable to such Party or any portion of its assets) or of the articles of incorporation or by-laws of such Party or of any material agreement, judgment, injunction, order, decree or other instrument binding upon such Party, or result in the creation or imposition of any lien on any asset of such Party, (v) the location of its incorporation or organization and the location of its chief executive office are the locations set forth under its signature line to this Agreement, (vi) to the best of its knowledge, the financial statements from time to time provided by its Guarantor to the other Party are prepared in accordance with generally accepted accounting principles ("GAAP") (except as expressly set forth therein) and fairly represent its financial condition as of the date of such statements, and (vii) it has good, legal, and marketable title to the collateral upon which a lien is granted pursuant to Paragraph 2 of the Collateral Annex, and upon appropriate filing in accordance with the Uniform Commercial Code, the other Party shall have a valid and perfected first priority security interest therein, free of any liens, claims, encumbrances, except those liens, claims, and encumbrances arising by operation of law that are given priority over a perfected security interest.

                  SECTION 9. ADDITIONAL COVENANTS.

         Each Party agrees to provide to the other Party its Guarantor's (i) annual audited financial statements prepared in accordance with GAAP, or (ii) quarterly unaudited consolidated financial statements prepared in accordance with GAAP (subject to normal year-end adjustments and the omission of footnotes), which fairly present such Guarantor's financial condition as of the date of such financial statements (but with no obligation to provide earlier than 120 days after the end of each fiscal year or 60 days after the end of each fiscal quarter); provided, however, in the event such entity is required to make its annual audited and quarterly unaudited financial statements available to the public, the requesting Party shall attempt to use public sources to review such information prior to making any written request.

                  SECTION 10. INTERPRETATION AND INTENTIONS.

         The Parties intend that this Agreement constitutes and should be deemed to be a "master netting agreement" and that the Parties are and should be deemed to be "master netting agreement participants" (or any substantially similar term) within the meaning of and as such terms are used in any law, rule, regulation, statute, or order applicable to the Parties' rights herein, whether now or hereafter enacted or made applicable. The Parties further intend that (i) the Underlying Master Agreements and each Transaction constitute "forward contracts", "commodities contracts" and/or "swap agreements" and that each Party thereto constitute "forward contract merchants", "commodities brokers" and/or "swap participants" within the meaning of and as such terms are used in any law, rule, regulation, statute, or order applicable to the Parties' rights herein, whether now or hereafter enacted or made applicable, including but not limited to the Code at 11 U.S.C. ss.ss. 101(26), 101(6) and 101(53C); and (ii) the Final Settlement Amount calculated under this Article, as well as all other netting and setoffs effectuated pursuant to this Agreement be governed by 11 U.S.C.
Section 362(b)(6) and/or (17) in the event of a bankruptcy proceeding involving either Party. The Parties also agree that such setoffs, netting and liquidation contemplated hereunder arise under swap agreements, forward contracts, and/or commodity contracts and constitute "settlement payments" as set forth in Sections 101 and 741 of the Code. The Parties further agree that each payment or transfer of Performance Assurance under this Agreement is either a "margin payment", a "settlement payment" or a "transfer" within the meaning of Sections 362, 546 and 556 of the Code and/or a "payment amount" within the meaning of
Section 560 of the Code.

                  SECTION 11. HEADINGS.

         The use of headings and subheadings in this Agreement, and the division of this Agreement into sections and sub-sections, are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

                  SECTION 12. GOVERNING LAW.

         This Agreement shall be governed by, and construed in accordance with the laws of the State of New York (without reference to its choice of law doctrine other than Section 5-1401 of the New York General Obligations Law).

                  SECTION 13. WAIVER OF IMMUNITIES.

         With respect to any claim under or relating to this Agreement, any Underlying Master Agreement, and any Transaction, each Party hereby waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance, or for recovery of property, (iv) attachment of its assets (whether before or after judgment), and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any proceedings.

                  SECTION 14. ASSIGNMENT AND AMENDMENT.

         (a) Any purported assignment or other transfer that is not expressly permitted by this Agreement is void and unenforceable.

         (b) This Agreement, the Underlying Master Agreements, and the Transactions, and any rights to amounts payable to a Party thereunder, shall not be assigned or otherwise transferred by either Party without the prior written consent of the other Party, which consent may not be unreasonably withheld, except (i) as collateral security or in connection with a monetization of such amounts payable, but only if the assignment or other transfer is made without relieving the assigning Party from liability thereunder and under this Agreement and, (ii) pursuant to a consolidation or amalgamation with, or merger with or into another Person, or transfer of all or substantially all of its assets to another Person; provided that, in either case, such transfer or assignment is expressly subject and subordinate to this Agreement, the security interest granted herein, and the rights of netting and setoff set forth herein. Notwithstanding the foregoing, any Party may assign or transfer this Agreement to an Affiliate, including, without limitation, whether by any consolidation or amalgamation with, merger with or into, or transfer of substantially all of its assets to such Affiliate, without the consent of the other Party provided that
(i) the assignment or transfer is made without relieving the assigning Party from liability thereunder, and (ii) such assignment or transfer of this Agreement is expressly subject and subordinate to this Agreement. Provided further that any assignment or transfer that is not in compliance with this subsection shall be void and of no effect, but shall not otherwise preclude the affected Party from exercising its rights and remedies as a result of such action if the attempted transfer or assignment otherwise constitutes a Default under this Agreement. The assigning Party shall notify the other Party promptly of any assignment made in accordance with this Section.

         (c) To the extent that any Party intends to make an assignment or transfer in accordance with this Section, the Parties will not be in breach of any confidentiality provisions under this Agreement to the extent that they enter into customary and appropriate non-disclosure agreements preserving the confidential nature of the documents with the respective party to whom such information shall be disclosed.

         (d) Notwithstanding any of the foregoing, any Underlying Master Agreement, any Transaction or this Agreement may be freely transferred or assigned by the Non-defaulting Party at any time after an Early Termination Date has been declared under Section 4 of this Agreement; provided that such assignee or transferee (i) assumes all the Obligations of such Party under this Agreement, the Underlying Master Agreements and Transactions by operation of law or pursuant to a reasonable and customary agreement, unless such Obligations have already been satisfied; (ii) extends the benefits of any Performance Assurance or Guaranty to the payment by such resulting or surviving entity of its Obligations pursuant to reasonable and customary documentation; and (iii) has equal or greater creditworthiness compared to the creditworthiness of the Guarantor of such assigning/transferring Party immediately prior to such action.

                  SECTION 15. NOTICES.

         Any and all notices, statements, demands, or other communications under this Agreement shall be given by mail, facsimile transmission, electronic message system (for requests for Eligible Collateral/Performance Assurance only), or messenger, to the individuals and at the facsimile numbers or other locations set forth below. Any notice, statement, demand, or other communication under this Agreement to be given by a Party or in respect of the Performance Assurance may be given by the applicable Qualified Institution.

Address for notices or communications to MCV:

Address:                   Midland Cogeneration Venture                       Facsimile No.:  (989) 633-7857
Street Address:            100 Progress Place                                 Telephone No.:  (989) 633-7850
(for courier delivery)     Midland  MI  48640




Address for notices or communications to EPME:

Address:                   El Paso Merchant Energy, L.P.                      Facsimile No.:  (713) 420-3942
Street Address:            1001 Louisiana                                     Telephone No.: (713) 420-3330
(for courier delivery)     Houston, Texas 77070
                           Attn: Director of Credit, Trading
                           Attn: Manager, Contract Administrator


With additional Notices of a Default or Potential Event of Default to:

                           El Paso Merchant Energy, L.P.
                           1001 Louisiana St.
                           Houston, Texas 77070
                           Attn:  Deputy General Counsel-Trading
                                  Legal Department
                           Fax: (713) 420-7025

         Any notice or other communication in respect of this Agreement given in any manner herein permitted to the address or number or in accordance with the electronic messaging system details above provided will be deemed effective as follows: (i) if in writing and delivered in person or sent by courier, on the Business Day it is delivered if it is delivered by 5:00 p.m. at the place of delivery (and otherwise the following Business Day); (ii) if sent by facsimile transmission, on the date that transmission is sent to the facsimile number set forth for the Party to receive such notice (with confirmation of transmission received by the sender) if it is received by 5:00 p.m. at the place of delivery on a Business Day (and otherwise the following Business Day); (iii) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the third Business Day following its deposit with the mail service for delivery;
(iv) if sent by electronic messaging system, on the date that electronic message is received at the place of delivery; in each case unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Business Day, or that communication is delivered (or attempted) or received, as applicable, after the close of business of recipient on a Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Business Day. Any Party may by notice to the others change the address, facsimile number, or electronic messaging system details at which notices or other communications are to be given.

                  SECTION 16. CONFLICTS AND INCONSISTENCIES.

         Except as expressly set forth herein, in the event of any conflict or inconsistency between any provision of this Agreement and any provision of any Underlying Master Agreement or any Transaction concerning the matters set forth in this Agreement, the provision of this Agreement shall govern and supercede the provision of the Underlying Master Agreement or any Transaction for purposes of this Agreement. Except as amended by this Agreement (or as otherwise amended from time to time by agreement between the Parties thereto), the Underlying Master Agreements and Transactions shall remain in full force and effect for so long as any Transaction, whether under any of the Underlying Master Agreements or not, is outstanding and in effect. It is the express intention of the Parties that the following provisions replace and supercede the terms and conditions of the Underlying Master Agreements or Transactions for purposes of this Agreement:

                  (i) The definition of Credit Event in this Agreement shall supercede and replace any similar definitions in the Underlying Master Agreements or any Transaction, including but not limited to Downgrade Event under the EEI Agreement, and Material Adverse Change in the ISDA Agreement, in addition to any provision in the Underlying Master Agreements and/or Transactions that permits termination of such Underlying Master Agreement or any Transaction on the occurrence of any Credit Rating downgrade so that the only consequences of a Credit Event shall be the remedies set forth in this Agreement.

                  (ii) The terms and conditions of this Agreement shall supercede and replace any provision in the Underlying Master Agreements or any Transactions that (i) establish the requirements for demanding Eligible Collateral/Performance Assurance (including demands for the return of Performance Assurance), (ii) tendering Eligible Collateral/Performance Assurance, (iii) the timing for satisfying the Collateral Requirements (i.e. margining), (iv) the calculation methodologies for determining the amount of the Eligible Collateral/Performance Assurance, and (v) disputing the amount of Eligible Collateral/Performance Assurance demands (e.g., Paragraphs 3, 4, 5 and 6 of the Credit Support Annex to the ISDA Agreement and Sections 8.1(c) and (d) or 8.2 (c) or (d) of the EEI Agreement). The Parties acknowledge that the rights and remedies otherwise granted under Section 2(b) with respect to Additional Termination Rights shall also be subject to the terms and conditions of this subsection;

                  (iii) The definition of Eligible Collateral/Performance Assurance provided in this Agreement shall supercede and replace any similar definitions of acceptable collateral in the Underlying Master Agreements or any Transactions, such as the definitions of Performance Assurance in the EEI Agreement and Eligible Collateral and Other Eligible Support and other similar derivations under the ISDA Agreement;

                  (iv) The Exposure Threshold set forth in this Agreement shall supercede and replace the separate exposure thresholds (i.e., the Threshold under the ISDA Agreement and the Collateral Threshold under the EEI Agreement) provided for under the Underlying Master Agreements or any Transactions;

                  (v) The provisions of any Underlying Master Agreement or any Transaction relating to the administration and application of any Performance Assurance shall be, and hereby are, superceded and replaced in their entirety by the provisions of this Agreement;

                  (vi) The provisions of Section 14 shall supercede and replace in their entirety all provisions of the Underlying Master Agreements and/or Transactions relating to the assignment of any Transaction thereunder;

                  (vii) The provisions of Section 19 shall supercede and replace in their entirety all provisions of the Underlying Master Agreements and/or Transactions relating to the amendment of any Transaction thereunder;

                  (viii) The provisions of Section 15 shall supercede and replace in their entirety all provisions of the Underlying Master Agreements and/or Transactions relating to notices and the delivery of notices thereunder and the effectiveness thereof, other than notice provisions relating to the logistics of the scheduling of, and other similar matters relating to, the physical delivery of commodities and with respect to monthly invoices and payments applicable to the Underlying Master Agreements;

                  (ix) The provisions of Section 17 shall supercede and replace in their entirety all provisions of the Underlying Master Agreements and/or Transactions relating to confidentiality provisions;

                  (x) The rights and remedies of a Non-Defaulting Party which relate to the termination of Transactions shall supercede the rights and remedies of such Party under the Underlying Master Agreement or Transactions, save and except that any right of any Party preserved under Section 2(e) or by virtue of the Additional Termination Rights shall remain in full force and effect;

                  (xi) The provisions of Section 21 shall supercede and replace in their entirety all provisions of the Underlying Master Agreements and/or Transactions relating to the jurisdiction and venue of any suits, actions or proceedings arising out of or relating to this Agreement, the Underlying Master Agreements, and the Transactions; and

                  (xii) The representations and warranties made in Section 8 shall supercede and replace in their entirety all provisions of the representations set forth in the Underlying Master Agreements and/or Transactions save and except for any tax representations.

                  SECTION 17. CONFIDENTIALITY.

         The contents of this Agreement, the Underlying Master Agreements and all Transactions, all other documents relating thereto and any information pertaining thereto made available by one Party or its Guarantor to the other Party or its Guarantor is confidential and shall not be disclosed to any third party (nor shall any public announcement relating to this Agreement be made by any Party), except for such information (a) as may become generally available to the public, (b) as may be required or appropriate in response to any summons, subpoena, or otherwise in connection with any litigation or to comply with any applicable law, order, regulation, ruling, or accounting disclosure rule or standard, (c) as may be obtained from a non-confidential source that disclosed such information in a manner that did not violate its obligations to the non-disclosing Party or its Guarantor in making such disclosure, or (d) as may be furnished to the disclosing Party 's Affiliates, and to each of such person's auditors, attorneys, advisors, lenders, or prospective purchasers which are required to keep the information that is disclosed in confidence; or that is protected as set forth Section 14.


                  SECTION 18. CONTINUATION OF MASTER AGREEMENTS; SEVERABILITY.

         (a) Each Party agrees that the Underlying Master Agreements and Transactions are hereby amended to the extent necessary to give effect to this Agreement. Except as amended by this Agreement (or as otherwise specifically amended from time to time by agreement between the Parties), the Underlying Master Agreements and Transactions shall remain in full force and effect.

         (b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal, or unenforceable in any respect under the law of any applicable jurisdiction, the validity, legality, and enforceability of the remaining provisions under the law of such jurisdiction, and the validity, legality, and enforceability of such provisions and any other provisions under the law of any other jurisdiction, shall not in any way be affected or impaired thereby; provided, further that to the extent that any provision under an Underlying Master Agreement and/or Transaction is replaced and superceded by a provision in this Agreement that is subsequently held to be invalid, illegal or unenforceable, the original provision under the Underlying Master Agreement and/or Transaction shall be revived and saved as though such provision had never been replaced and superceded and shall be construed to the greatest extent possible as being consistent with the other terms and provisions of this Agreement. Further, if the netting of Exposures and Settlement Amounts (if applicable) contemplated herein for terminated physical and financial Transactions is in any material way deemed or held to be invalid, illegal, or unenforceable, all other provisions of this Agreement shall survive, except that
(i) the Collateral Requirements expressed herein shall be applied to each of the Underlying Master Agreements and/or Transactions so that the Exposures under each Underlying Master Agreement and/or Transaction are separately determined according to their original terms (if an Underlying Master Agreement or Transaction has no stated exposure threshold, the exposure threshold for such Underlying Master Agreement shall be zero and the Collateral Requirements shall be based on such deemed exposure threshold) and (ii) the Performance Assurance and Guaranties held by Secured Party shall be continue to collateralize all Obligations under the respective Underlying Master Agreements and Transactions and the Performance Assurance shall be allocated to each of the Underlying Master Agreements and/or Transactions to secure obligations thereunder as reasonably determined by the Secured Party. The Secured Party shall be able to exercise its rights and remedies with respect to such Performance Assurance against obligations owed under the respective Underlying Master Agreement and/or Transactions in accordance with such Underlying Master Agreements and/or Transactions and this Agreement. To the extent that insufficient Performance Assurance is then possessed by either Party to secure the Obligations, the Parties shall take immediate actions to supply the required Collateral by no later than the timeframes otherwise provided in this Agreement, or if such provisions are voided, by the lesser of (i) the timeframes set forth in the Underlying Master Agreements and/or Transactions, or (ii) two (2) Business Days. To the extent the entire Agreement is determined to be unenforceable or illegal, the terms and conditions of Sections 3(b), (c), (d), 4-6, 10,12-15, 17, 19-21, 24-25, of this Agreement and Paragraphs 2- 8 and 9(b)
and (c) of the Collateral Annex shall be added to the Underlying Master Agreements and Transactions to the extent that corresponding terms and provisions are not otherwise included therein.

                  SECTION 19. AMENDMENT.

         Notwithstanding any provision in any Underlying Master Agreement or a Transaction to the contrary, neither this Agreement, nor any Underlying Master Agreement or Transaction, may be amended with respect to any term or provision otherwise provided for in this Agreement except by a written amendment to this Agreement signed by each Party. Confirmations of Transactions under any Underlying Master Agreement or Transactions that do not otherwise address the subject matter of this Agreement shall not serve as an amendment to this Agreement (and thus such amendments are not subject to the requirements of this Section 19).

                  SECTION 20. NO WAIVER.

         A failure or delay in exercising any right, power, or privilege in respect of the Underlying Master Agreements, Transactions or this Agreement will not be presumed to operate as a waiver of that right, power, or privilege, and a single or partial exercise of any right, power, or privilege will not be presumed to preclude any subsequent or further exercise of that right, power, or privilege, or the exercise of any other right, power, or privilege.

                  SECTION 21. JURISDICTION AND VENUE.

         NOTWITHSTANDING ANY PROVISIONS IN ANY OF THE UNDERLYING MASTER AGREEMENTS, WITH RESPECT TO ANY SUIT, ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE UNDERLYING MASTER AGREEMENTS, AND THE TRANSACTIONS, OR IN ANY WAY RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, INSOFAR AS SAME RELATES TO ANY UNDERLYING MASTER AGREEMENT OR ANY TRANSACTION, INVOLVING THE PARTIES AND/OR THEIR RESPECTIVE REPRESENTATIVES BUT EXCLUDING

THE RESOLUTION OF A DISPUTE CONCERNING THE CALCULATION OF THE FINAL SETTLEMENT AMOUNT OR COLLATERAL REQUIREMENTS, WHICH SHALL BE RESOLVED IN ACCORDANCE WITH
SECTION 4(d) OF THIS AGREEMENT OR PARAGRAPH 8 OF THE COLLATERAL ANNEX, EACH PARTY AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL DISTRICT COURTS LOCATED IN THE BOUROUGH OF MANHATTAN, NEW YORK, NEW YORK, AND WAIVES ANY OBJECTION TO THE LAYING OF VENUE IN SUCH JURISDICTION. EACH PARTY FURTHER WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY SUCH SUIT, ACTION, OR PROCEEDING.

                  SECTION 22. TERM.

         This Agreement shall continue in effect from its Effective Date until all Obligations of either Party with respect to any and all outstanding Transactions until such time as all outstanding Transactions, whether under any or all of the Underlying Master Agreements or otherwise have been satisfied in full. Notwithstanding the foregoing, the Parties may agree in writing to terminate this Agreement upon such terms and conditions as they may mutually agree.

                  SECTION 23. EXPENSES.

         The Defaulting Party will, on demand, indemnify and hold harmless the Non-defaulting Party for and against all reasonable out-of-pocket expenses, including reasonable legal fees and expenses, consulting fees, court costs, and taxes, incurred by the Non-defaulting Party by reason of its enforcement, pursuit, and protection of its rights under this Agreement, the Underlying Master Agreements, the Transactions, and/or the Guarantees including, without limitation, costs of collection.

                  SECTION 24. ADEQUATE ASSURANCE OF PERFORMANCE.

         Each Party agrees that the provisions of this Agreement supercede and replace in their entirety, and are intended to be in lieu of any rights and/or remedies available at law or in equity relating to adequate assurances of future performance or creditworthiness, including without limitation Article 2-609 (as codified as of the Effective Date) of the Uniform Commercial Code, in addition to any other provision in the Underlying Master Agreements or Transactions that otherwise would have afforded such rights and remedies. Accordingly, each Party expressly waives any right or ability to assert any such rights, remedies or arguments.

                  SECTION 25. SOLE REMEDY; WAIVER OF DAMAGES.

         Each Party agrees that the express provisions of this Agreement shall be the sole and exclusive remedy for any Default under this Agreement. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, ANY UNDERLYING MASTER AGREEMENT, OR ANY TRANSACTION, NO PARTY SHALL BE LIABLE OR HAVE ANY RESPONSIBILITY TO THE OTHER OR TO THEIR RESPECTIVE AFFILIATES FOR ANY INDIRECT, SPECIAL, EXEMPLARY, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES INCLUDING, WITHOUT LIMITATION, LOST EARNINGS OR PROFITS.

                  SECTION 26. REPLACEMENT OF PERFORMANCE ASSURANCE/GUARANTIES.

         Each Party agrees that it will immediately cause any and all Performance Assurance previously posted for the benefit of the other Party to be re-issued or posted as necessary to insure that the Performance Assurance covers any and all rights and remedies granted to the other Party for the Underlying Master Agreements and Transactions under this Agreement. Until such time as the Performance Assurance is re-issued or posted in accordance with the foregoing sentence, no value will be attributed to such Performance Assurance for any purpose irrespective of any other terms and/or condition of this Agreement. Additionally, each Party agrees that any and all outstanding Guaranties that were in place to provide credit support for such Party for any Transactions under the Underlying Master Agreements or otherwise prior to the Effective Date of this Agreement, shall be terminated and simultaneously replaced with a new Guaranty issued for the benefit of such Party by the other Party effective as of the Effective Date in an amount equivalent to the Exposure Threshold for such Party on the Effective Date. Until such time as the new Guaranty is Transferred in accordance with the prior sentence, the Parties agree that they use all reasonable efforts to cause their respective Guarantors to maintain the previously issued Guaranties for their full amounts. To the extent that such Guaranties are not maintained, the Exposure Threshold for such Party failing to have a Guaranty in place shall be zero until such Guaranties are otherwise Transferred. Further, to the extent that the Exposure Threshold increases in the future, the new Guaranty shall be amended and Transferred in an amount equivalent to the new Exposure Threshold for such Party no later than three (3) Business Days after the Exposure Threshold is increased.

                  SECTION 27. EXCULPATION CLAUSE

         Notwithstanding anything to the contrary contained in this Agreement, the liabilities and obligations of the parties arising out of, or in connection with, this Agreement shall not be enforced by any action or proceeding wherein damages or any money judgment or specific performance of any covenant in any this Agreement and whether based upon contract, warranty, negligence, indemnity, strict liability or otherwise, shall be sought against the assets of the partners of the Parties. By entering into this Agreement, the Parties waive any and all right to sue for, seek or demand any judgment against such respective partners and their respective affiliates, other than any Guarantors, as the case may be, by reason of the nonperformance by EPME or MCV, as the case may be, of their respective Obligations under this Agreement, except to the extent such partners are legally required to be named in any action to be brought against EPME or MCV, as the case may be.

                  SECTION 28. MONTHLY PAYMENT NETTING.

         Notwithstanding anything to the contrary in any Underlying Master Agreement or Transaction, in respect of all Transactions under any such Underlying Master Agreement and/or all Transactions with respect to the same type of product, the Parties agree that if on any date amounts, including, without limitation, payment Obligations, debts, related damages, interest or credits, are due and payable in the same currency, and in respect of the same Underlying Master Agreement and/or Transaction with respect to the same type of product by each Party to the other, then, on such date, each Party's Obligation to make payment of any such amounts will be automatically satisfied and discharged by netting the aggregate amount payable by one Party against the aggregate amount payable by the other Party and replacing those payment obligations with a single payment obligation of the Party owing the larger such aggregate amount to pay the net difference between such aggregate amounts to the other Party on the applicable payment date by wire transfer of immediately available funds. The Parties shall cooperate to calculate the aggregate mutual amounts due and payable to or from each Party by examining the payments due on each applicable payment date and determining which Party is the net payer and which is the net receiver. The terms and conditions of this Section shall supercede and replace that certain Net-Out Agreement dated February 1, 1998 by and between the Parties.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by facsimile or original signature and in multiple counterparts, each of which is deemed an original and effective as one document, all as of the date first written above.

"MCV"


MIDLAND COGENERATION VENTURE LIMITED PARTNERSHIP


BY: LeRoy W. Smith
    ----------------------------------------------------------
PRINTED NAME:  LeRoy W. Smith
TITLE:  Vice President Energy Supply and Marketing

Location of State of incorporation or organization:  Michigan
Location of chief executive office:  Michigan



"EPME"


EL PASO MERCHANT ENERGY, L.P.


BY:  Amy L. Allison
     ---------------------------------------------------------
PRINTED NAME:  Amy L. Allison
               -----------------------------------------------
TITLE:  Vice President, Managing Director & Controller
        ------------------------------------------------------

Location of State of incorporation or organization:  Delaware
Location of chief executive office:  Texas

                                   SCHEDULE A

                          UNDERLYING MASTER AGREEMENTS



Natural Gas Purchase Agreement dated 9/1/90

Gas Sales Agreement dated 8/18/94

Gas Sales Agreement dated 11/15/98

Gas Sales Agreement dated 9/20/99

Long Term Gas Agreement dated 10/10/00

Long Term Gas Agreement dated 9/1/00

Long Term Gas Agreement dated 10/5/01

GISB Contract for Short Term Sale and Purchase of Natural Gas dated 3/1/97

Including any and all amendments to any of the foregoing.

                                                                   EXHIBIT 10.55
                                     ANNEX A

                                COLLATERAL ANNEX
                TO MASTER NETTING, SETOFF, AND SECURITY AGREEMENT


         This Annex A Collateral Annex to Master Netting, Setoff, and Security Agreement (this "Collateral Annex"), supplements, forms a part of, and is subject to, the Master Netting, Setoff, and Security Agreement, dated December 2, 2002 (collectively the "Agreement"), among MCV and EPME. Capitalized terms used in this Collateral Annex but not defined herein shall have the meanings given such terms in the Agreement.

PARAGRAPH 1. DEFINITIONS.

         For purposes of this Collateral Annex, the following terms have the respective definitions set forth below. References to Paragraphs are to this Collateral Annex unless otherwise expressly stated.

         "Aggregate Exposure" means, on any Calculation Date, the aggregate Exposure of a Party determined in accordance with Paragraph 3 of this Collateral Annex.

         "Average Credit Rating Value" or "ACRV" means with respect to:

         (a) MCV:

         The average of the Numerical Values applicable to the Credit Ratings published (if any) for Midland Funding Corp. II as determined in accordance with the Credit Rating and Threshold Matrix, provided that if the Midland Funding Corp. II has ceased to be rated by S&P and Moody's on the Calculation Date, then the average of the Numerical Values applicable to the Credit Ratings for the Economic Development Corporation of the County of Midland Subordinated Pollution Control Limited Obligation Revenue Refunding Bonds (Midland Cogeneration Project) Series 2000 A as determined in accordance with the Credit Rating and Threshold Matrix. In determining the Average Credit Rating Value of MCV, the average of the Numerical Values shall be rounded as follows: if the first decimal number is five (5) or below, the ACRV shall be rounded to the next lower integer, and if the first decimal number is six (6) or above, the ACRV shall be rounded up to the next highest integer.

         (b) EPME:

         The average of the Numerical Values applicable to the Credit Ratings published (if any) for El Paso Corporation by either S&P and/or Moody's, as determined in accordance with the Credit Rating and Threshold Matrix. In determining the Average Credit Rating Value of EPME, the average of the Numerical Values shall be rounded as follows: if the first decimal number is five (5) or below, the ACRV shall be rounded to the next lower integer, and if the first decimal number is six (6) or above, the ACRV shall be rounded up to the next highest integer.

         "Calculation Date" means any Business Day on which the Calculating Party chooses or is requested by the other Party to make the determinations referred to in Paragraphs 3, 4, 5 or 8 of this Collateral Annex.

         "Calculating Party" shall mean EPME, unless EPME is the Defaulting Party in which case MCV shall be the Calculating Party.

         "Cash" means U.S. dollars which may be held by or on behalf of the Secured Party as Performance Assurance hereunder.

         "Collateral Account" shall have the meaning attributed to it in Paragraph 6(a)(ii).

         "Collateral Requirement" shall have the meaning attributed to it in Paragraph 3(b), and for purposes of the Collateral Requirement, the Calculating Party shall determine the resulting Exposure from the Settlement Amount as though all Transactions are terminated and the Calculating Party is the Non-Defaulting Party.

         "Credit Event" means, with respect to any Party, a Default or Potential Event of Default has occurred with respect to such Party.

         "Credit Rating" means with respect to any Person, on any date of determination, the respective ratings then assigned to such Person's senior unsecured long-term debt by S&P and/or Moody's, as applicable, and in the case of MCV, the Credit Ratings for the specific debt issuances referenced under ACRV; and if no rating is assigned to such Person's senior unsecured long-term debt by either S&P or Moody's, the long-term issuer rating, as applicable, assigned by such rating agencies to such Person, or in the case of MCV, if no ratings are assigned to the specific debt issuances referenced under the ACRV for MCV, MCV may cause Moody's and/or S&P to issue a "shadow rating" for MCV's senior unsecured long-term indebtedness as though such indebtedness were outstanding, and until such ratings are issued, the Credit Ratings shall be deemed to be B- and B3 respectively.

         "Credit Rating and Threshold Matrix" means the following:

                                                                       Exposure Threshold
                                                                       ------------------
Credit Rating Agency:       S&P    Moody's       Numerical                  US$ (MM)
                            ---    -------       ----------                 --------
                                                Values/ACRV
                                                -----------
Credit Rating:              AAA      Aaa             1                         40
                            AA+      Aa1             2                         40
                            AA       Aa2             3                         40
                            AA-      Aa3             4                         40
                            A+        A1             5                         40
                             A        A2             6                         40
                            A-        A3             7                         40
                           BBB+      Baa1            8                         40
                            BBB      Baa2            9                         40
                           BBB-      Baa3            10                        40
  Non-Investment Grade      BB+      Ba1             11                        20
  Non-Investment Grade      BB       Ba2             12                        20
  Non-Investment Grade      BB-      Ba3             13                        20
  Non-Investment Grade      B+        B1             14                         0
  Non-Investment Grade       B        B2             15                         0
  Non-Investment Grade      B-        B3             16                         0


If either S&P or Moody's withdraws a Credit Rating published with respect to a Person (without substitution of a new Credit Rating), 16 shall be used as the Numerical Value from such rating agency for purposes of calculating the Average Credit Rating Value for such Person.


         "Dominion" means Dominion Bond Rating Service Limited or its successor-in-interest.

         "Exposure" means, on any Calculation Date, with respect to a Party, the sum, whether a positive or negative number, of the Settlement Amount for each Transaction, that would be calculated pursuant to this Agreement as if such date were the Early Termination Date. Provided further, that for purposes of determining the Exposure from the Settlement Amount(s), Costs shall be excluded from the calculation, and provided further that for purposes of determining the Collateral Requirement, the calculation of Gains/Losses utilized in the determination of the Settlement Amount(s) and ultimately the Exposure, shall be determined by using the mid-point between the bid price and the ask price for the Transaction.

         "Exposure Threshold" means:

         (a) with respect to MCV, the Exposure Threshold shall be the amount set forth in the Credit Rating and Threshold Matrix as set forth in the Collateral Annex commensurate to the ACRV for MCV; and

         (b) with respect to EPME; the Exposure Threshold shall be the amount set forth in the Credit Rating and Threshold Matrix as set forth in the Collateral Annex commensurate to the ACRV for EPME.

         provided, the Exposure Threshold for a Party shall be zero (US$0.00) upon the occurrence and during the continuance of a Credit Event (as defined in the Collateral Annex) by or in respect of that Party; and further provided that upon the cure or other removal of such Credit Event, the Exposure Threshold for such Party shall be calculated as set forth in (a) or (b) above, as applicable.

         "Federal Funds Effective Rate" means the rate for that day opposite the caption "Federal Funds (Effective)" as set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

         "Letter of Credit" means an irrevocable, transferable, standby letter of credit, issued by a major U.S. commercial bank or the U.S. branch office of a foreign bank, in either case, with a Credit Rating of at least (a) "A+" by S&P and "A1" by Moody's, if such entity is rated by both S&P and Moody's or (b) " A+" by S&P or " A1" by Moody's, if such entity is rated by either S&P or Moody's but not both, substantially in the form set forth in Schedule 1 attached hereto, with such changes to the terms in that form as the issuing bank may require and as may be acceptable to the beneficiary thereof.

         "Letter of Credit Default" means with respect to an outstanding Letter of Credit, the occurrence of any of the following events: (a) the issuer of such Letter of Credit shall fail to maintain a Credit Rating of at least (i) " A+" by S&P or "A1" by Moody's, if such issuer is rated by both S&P and Moody's, (ii) " A+" by S&P, if such issuer is rated only by S&P, or (iii) "A1" by Moody's, if such issuer is rated only by Moody's; (b) the issuer of the Letter of Credit shall fail to comply with or perform its obligations under such Letter of Credit; (c) the issuer of such Letter of Credit shall disaffirm, disclaim, repudiate or reject, in whole or in part, or challenge the validity of, such Letter of Credit; (d) such Letter of Credit shall expire or terminate, or shall fail or cease to be in full force and effect at any time during the term of the Agreement, in any such case without replacement; or (e) the Bankruptcy of the issuer of such Letter of Credit; provided, no Letter of Credit Default shall occur in any event with respect to a Letter of Credit after the time such Letter of Credit is required to be canceled or returned to a Party or the issuer thereof in accordance with the terms of this Collateral Annex.

         "Minimum Transfer Amount" means, with respect to MCV, US$25,000.00 (Twenty-Five Thousand U.S. Dollars), and with respect to EPME, US$25,000.00 (Twenty-Five Thousand U.S. Dollars).

         "Moody's means Moody's Investors Service, Inc. or its successor-in-interest.

         "Net Exposure" shall have the meaning attributed to it in Paragraph
3(a).

         "Notification Time" means 12:00 p.m. Central Clock Time on any Business Day.

         "Performance Assurance" means all Eligible Collateral (and all proceeds thereof) that has been Transferred to or received by a Party hereunder to secure payment or performance of any of the other Party's Obligations and not subsequently been returned to the other Party in accordance with the Agreement. Any interest or other amount earned on account of Cash received and held by a Party as Performance Assurance and any Cash received and held by a Party after drawing on any Letter of Credit will constitute Performance Assurance in the form of Cash. Any guaranty agreement executed by a Guarantor of a Party shall not constitute Performance Assurance under this Agreement.

         "Pledging Party" shall mean either Party, when such Party has an obligation to Transfer Eligible Collateral to the other Party and/or has provided Performance Assurance under the terms of this Collateral Annex.

         "Qualified Institution" means a commercial bank or trust company organized under the laws of the United States or Canada or a political subdivision thereof, with a Credit Rating of at least (a) "A+" by S&P, "A1" by Moody's, and "A High" by Dominion if such entity is rated by all of S&P, Moody's and Dominion or (b) "A+" by S&P, "A1" by Moody's or "A High", if such entity is rated by less than all of S&P, Moody's or Dominion, and having equity of at least US$1,000,000,000.

         "Reference Market-Maker" means a leading dealer in the relevant market selected by a Party determining its Exposure in good faith from among dealers of the highest credit standing which satisfy all the criteria that such Party applies generally at the time in deciding whether to offer or to make an extension of credit.

         "Rounding Amount" means, with respect to MCV, US$250,000.00 (Two Hundred Fifty Thousand U.S. Dollars) and each multiple thereof, and with respect to EPME Party, US$250,000.00 (Two Hundred Fifty Thousand U.S. Dollars) and each multiple thereof.

         "S&P" means the Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.) or its successor-in-interest.

         "Secured Party" shall mean either Party, when the Party is entitled to make a demand for Eligible Collateral and/or hold any Performance Assurance under this Agreement.

         "Transfer" or "Transferred" means (a) in the case of Cash (including any interest or other amount earned thereon), payment or delivery by wire transfer of immediately available funds into one or more bank accounts specified by the receiving Party; (b) in the case of Letters of Credit, delivery of the Letter of Credit or an amendment thereto to the receiving Party; (c) in the case of any other type of Eligible Collateral/Performance Assurance, as agreed to in writing by the Parties; and (d) in the case of a Guaranty, delivery of the Guaranty thereto to the receiving Party.

         "Valuation Percentage" means, with respect to (i) Cash, 100%, and (ii) with respect to Letters of Credit, 100% of the stated amount (or the undrawn portion as applicable) that may be unconditionally withdrawn in accordance with its terms, unless either (a) a Letter of Credit Default with respect to such Letter of Credit shall have occurred and be continuing after the applicable grace period therefore set forth in Paragraph 6(b)(iii), or (b) 20 or fewer Business Days remain prior to the expiration of such Letter of Credit, in either of which case the Valuation Percentage with respect to such Letter of Credit shall be zero (0).

         "Value" means with respect to Eligible Collateral/Performance Assurance, the stated amount of the Eligible Collateral/Performance Assurance as adjusted by the Valuation Percentage of such Eligible Collateral/Performance Assurance.

     PARAGRAPH 2. GRANT OF SECURITY INTEREST.

         (a) As security for the prompt and complete payment and performance of all Obligations of each Party, such Party (the "Pledgor") pledges, assigns, conveys, and transfers to other Party (the "Pledgee"), and hereby grants to Pledgee a present and continuing first priority security interest in and to, and a general first lien upon and right of setoff against, (i) all of Pledgor's right, title and interest in, to and under any Performance Assurance which has been or may in the future be Transferred to, or received by, Pledgee, (ii) all right, title, and interest that the Pledgor has in any Obligations of Pledgee to Pledgor, together with all accounts, general intangibles, and payment intangibles in respect of payments owed with respect to such Obligations, and (iii) all dividends, interest, and other proceeds from time to time received, receivable, or otherwise distributed in respect of, or in exchange for, any or all of the foregoing. To the extent that all or any portion of the grant set forth in this Paragraph 2(a) has previously been made by Pledgor to Pledgee, such grant shall continue in effect from the date when originally made, and shall be deemed amended, renewed, and restated by the above to include the full grant made therein.

         (b) Pledgor agrees to take such action as Pledgee reasonably requests in order to perfect Pledgee's continuing security interest in, lien on, and right of setoff against such Performance Assurance and Obligations of Pledgor to Pledgee and grants authority to Pledgee to file financing statements or take such other actions necessary to perfect the foregoing interests. Pledgor hereby authorizes Pledgee to sign and file one or more financing statements without the signature of Pledgor in accordance with
     Section 9-509 of the Uniform Commercial Code. In addition to the foregoing, Pledgee shall have all of the rights and remedies of a secured party under the Uniform Commercial Code.

         (c) Pledgor hereby represents and warrants to and agrees with Pledgee that, with respect to any Obligations of Pledgee to Pledgor, save and except any Obligations of Pledgee to Pledgor arising prior to the Effective
     Date:

                  (i) Pledgor has and will retain good title to and sole ownership of such Obligations, free and clear of any liens, security interests, assignments, claims, or other encumbrances other than those in favor of Pledgee (and without limiting the foregoing, Pledgor shall not sell or assign or grant any security interest with respect to such Obligations under any securitization program or otherwise);

                  (ii) Pledgee has the right to setoff against such Obligations without restriction; and

                  (iii) Pledgor has not and will not become a party to or otherwise be bound by any agreement, other than the Agreement, which restricts in any manner the rights of Pledgor with respect to the Obligations.

         (d) To the extent permitted under Paragraph 7 with respect to Performance Assurance, Pledgor grants to Pledgee the same rights and remedies with respect to such Obligations, if applicable, in the same manner and to same extent required of Pledging Party and authorized for Secured Party with respect to Performance Assurance under Paragraph 7.

         (e) The provisions of any Underlying Master Agreement and any Transactions relating to the administration and application of any Performance Assurance shall be, and hereby are, superceded and replaced in their entirety by the provisions of this Collateral Annex, except that any right of any

     Party to realize on or apply any collateral pursuant to the terms of any Underlying Master Agreement or any Transaction upon any event or occurrence that does not constitute a Default (and which has not been superceded or replaced by the provisions of Sections 2 and 3 of the Agreement) shall remain in full force and effect.

         (f) Notwithstanding any provisions of any of the Underlying Master Agreements and any Transactions, each Letter of Credit Transferred as Eligible Collateral for the account of EPME shall name MCV as beneficiary thereof, and each Letter of Credit Transferred as Eligible Collateral for the account of MCV shall name EPME as beneficiary thereof, and in each case shall provide for the right of MCV or EPME, respectively, to draw thereon upon the terms and conditions in the Letter of Credit. The Parties covenant to each other to use reasonable efforts to promptly cause the amendment or reestablishment of each Letter of Credit issued for its account under the Underlying Master Agreements or Transactions in accordance with the Agreement, including this Collateral Annex.

     PARAGRAPH 3. CALCULATIONS OF THE COLLATERAL REQUIREMENT.

         (a) On any Calculation Date, the Calculating Party shall reasonably determine the Exposure for each Party by determining the Settlement Amount with respect to each Transaction. The Exposures of each Party shall be aggregated to determine the "Aggregate Exposure". The Party having a positive Aggregate Exposure at any time (i.e., the "Secured Party") shall be deemed to have a "Net Exposure" to the other Party (i.e., the "Pledging Party") equal to such positive Aggregate Exposure.

         (b) The "Collateral Requirement" for Pledging Party means (i) Secured Party's Net Exposure minus (ii) the sum of:

                           (A) Pledging Party's Exposure Threshold; plus

                           (B) the Value of Cash previously Transferred to
                  Secured Party (including any interest or other amount earned thereon that is held by Secured Party), and the Value of Cash held by Secured Party as a result of drawing under any Letter of Credit that has not been applied against (and is not required to be applied against) any Obligations owed by a Defaulting Party; plus

                           (C) the Value of each Letter of Credit issued for the
                  account of Pledging Party for the benefit of Secured Party;

provided that in no event may the Collateral Requirement for Pledging Party be less than US$0.00; and further provided that such amount shall be rounded up to the nearest integral multiple of the Rounding Amount.

PARAGRAPH 4. TRANSFER OF ELIGIBLE COLLATERAL/PERFORMANCE ASSURANCE.

         On any Calculation Date on which (a) no Default or Potential Event of Default has occurred and is continuing with respect to Secured Party, (b) no Early Termination Date has occurred or been designated as a result of a Default with respect to the Secured Party; and (c) Pledging Party's Collateral Requirement equals or exceeds its Minimum Transfer Amount, then Secured Party may demand that Pledging Party Transfer to Secured Party, and Pledging Party shall Transfer, or cause to be Transferred to Secured Party (as directed by Secured Party in such notice), Eligible Collateral for the benefit of Secured Party, in an amount and with a Value at least equal to Pledging Party's Collateral Requirement. Unless otherwise agreed in writing by the Parties, Eligible Collateral demanded of Pledging Party on or before the Notification Time on a Business Day shall be Transferred by 5:00 p.m. Central Clock Time on the next following Business Day, and if demanded after the Notification Time on a Business Day, shall be Transferred on the second Business Day following Secured Party's demand for Eligible Collateral. Any

Letter of Credit shall be delivered to such address as Secured Party shall specify and any such demand made by Secured Party pursuant to this Paragraph 4 shall specify account information for the account to which Eligible Collateral in the form of Cash shall be Transferred. Notwithstanding anything to the contrary in this Collateral Annex, if the event giving rise to an obligation to Transfer Eligible Collateral is cured or otherwise removed prior to the time that such Eligible Collateral is required to be provided, Pledging Party shall have no obligation to provide such Eligible Collateral.

PARAGRAPH 5. REDUCTION AND SUBSTITUTION OF PERFORMANCE ASSURANCE.

         (a) On any Calculation Date (but no more frequently than once per day with respect to Cash), a Party may request a reduction in the amount of Performance Assurance previously Transferred by that Party for the benefit of the other Party; provided that in order for such request to be honored, the reduction is not less than the Minimum Transfer Amount in respect of the requesting Party and after giving effect to the requested reduction in Performance Assurance, (i) the requesting Party must then have a Collateral Requirement of zero (0) or less; and (ii) no Default or Potential Event of Default with respect to the requesting Party shall have occurred and be continuing; and (iii) no Early Termination Date has occurred or been designated as a result of a Default with respect to the requesting Party.

         (b) If the Party holding such Performance Assurance determines in its reasonable discretion that the conditions set forth in Paragraph 5(a) have been met with respect to a requested reduction in Performance Assurance, such Party shall honor such request for a reduction. A permitted reduction in Performance Assurance may be effected by the Transfer of Cash to the requesting Party or the termination of or reduction of the amount available for drawing under an outstanding Letter of Credit previously issued for the benefit of the Secured Party. The Pledging Party shall have the right to specify the means of effecting a permitted reduction in Performance Assurance. The amount of the Performance Assurance reduction hereunder shall be rounded down to the nearest integral multiple of the Rounding Amount.

         (c) The cost and expense of reducing Performance Assurance (including, without limitation, the reasonable costs, expenses, and attorneys' fees of the other Party) shall be borne by the requesting Party.

         (d) Unless otherwise agreed in writing by the Parties, if the requesting Party under this Paragraph 5 demands a reduction prior to the Notification Time, the other Party shall have until 5:00 p.m. Central Clock Time on the second Business Day following a request for reduction to effect a permitted reduction in Performance Assurance if such reduction is to be effected by the return of Cash to the requesting Party. If the reduction demand is made after the Notification Time, the other Party shall have until 5:00 p.m. Central Clock Time on the third Business Day following such request for reduction to effect a permitted reduction in Performance Assurance if such reduction is to be effected by the return of Cash to the requesting Party. If a permitted reduction in Performance Assurance is to be effected by the termination of or a reduction in the amount available for drawing under an outstanding Letter of Credit previously issued for the benefit of Secured Party, the other Party shall promptly take such action directed by the issuer of such Letter of Credit as is reasonably necessary to effectuate such termination or reduction.

         (e) Unless a Default or Potential Event of Default with respect to Pledging Party shall have occurred and be continuing, or an Early Termination Date shall have been designated by the Secured Party, the Pledging Party may substitute Performance Assurance for other existing Performance Assurance of equal Value upon two Business Day's written notice to the Secured Party. Promptly upon the Transfer to Secured Party of any such substitute Performance Assurance, Secured Party shall Transfer the relevant replaced Performance Assurance to Pledging Party. Notwithstanding anything herein to the contrary, no such substitution shall be permitted unless (i) such substitute Eligible Collateral has been Transferred to Secured Party or its agent (as directed by Secured Party) prior to the release of the Performance Assurance to be returned to Pledging Party, and the security interest in, and general first lien upon, such substituted Eligible Collateral granted pursuant hereto in favor of Secured Party shall have been perfected as required by applicable law and shall constitute a first priority perfected security interest therein and general first lien thereon, and (ii) shall be no less than the Pledging Party's Minimum Transfer Amount. Each substitution of Performance Assurance shall constitute a reaffirmation by Pledging Party that all Performance Assurance held by or on behalf of Secured Party shall be subject to and governed by the terms and conditions of this Collateral Annex, including, without limitation, the security interest in, general first lien on and right of offset against, such Performance Assurance granted pursuant hereto in favor of Secured Party pursuant to Paragraph 2.

         (f) The Transfer of any Performance Assurance by Secured Party to Pledging Party in accordance with this Paragraph 5 shall be deemed a release by Secured Party of its security interest, general first lien and right of offset granted pursuant to Paragraph 2 hereof only with respect to such returned Performance Assurance. In connection with each return of any Performance Assurance pursuant to this Paragraph 5, Pledging Party will, upon request of Secured Party, execute a receipt showing the Performance Assurance received by it.

PARAGRAPH 6. ADMINISTRATION OF PERFORMANCE ASSURANCE.

         (a) Cash. Performance Assurance provided in the form of Cash to Secured Party shall be held in a jurisdiction of the United States at all times and shall be subject to the following provisions:

                  (i) The Secured Party shall have the right to commingle or otherwise use in its business any Cash that it holds as Performance Assurance hereunder; provided, however that such use shall be consistent with applicable industry standards.

                  (ii) The Secured Party may allow a Qualified Institution to hold all Cash in its possession on its behalf in a segregated, safekeeping or custody account (a "Collateral Account") within such Qualified Institution (subject to customary custody and control provisions) with the title of the account indicating that the property contained therein is being held as Cash owned by the Pledging Party, subject to the security interest of the Secured Party in accordance with this Agreement. Such Qualified Institution shall so long as it continues to serve as custodian with respect to the Cash in the Collateral Account, hold such Cash in accordance with the terms of this Agreement and for the security interest of the Secured Party and, subject to such security interest, for the ownership of the Pledging Party. The Qualified Institution will hold the Cash in an interest bearing account and, the Qualified Institution will not take any other actions in an attempt to obtain a return on the Cash in excess of what can be expected by maintaining the Cash in the interest bearing account, including but not limited to the investment or reinvestment of the Cash in any investment vehicles of any nature inconsistent with the stated constraint on the retention and use of the Cash in the interest bearing account; provided, however, that the Qualified Institution may invest and reinvest or procure the investment and reinvestment of the Cash in accordance with the written instructions of the Secured Party, which instructions shall be in compliance with industry standards. Provided, further that the Cash so held by the Qualified Institution shall be subject to the Pledging Party's request for the return of the Performance Assurance if authorized by this Agreement, and such Cash shall be returned in accordance with the timing set forth in this Agreement if required. The Secured Party agrees to cooperate as necessary to facilitate such return of the Performance Assurance from the Qualified Institution.

                  (iii) Interest shall be deemed to accrue on all Cash held by Secured Party as Performance Assurance at a rate per annum equal to the Federal Funds Effective Rate. Secured

         Party shall retain such deemed interest, subject to the provisions of Paragraph 5(a). Secured Party shall not be responsible to Pledging Party for any amounts earned on Cash held as Performance Assurance other than the deemed interest as set forth in this Paragraph 6(a)(iii).

         (b) Letters of Credit. Performance Assurance provided in the form of a Letter of Credit shall be subject to the following provisions.

                  (i) Unless otherwise agreed to in writing by the Parties, each Letter of Credit shall be maintained for the benefit of the Secured Party. If required under the terms of this Collateral Annex, the Pledging Party shall renew or cause the renewal of each outstanding Letter of Credit in order to keep the Valuation Percentage from being reduced (or cause the substitution of Eligible Collateral having equivalent or greater Value to such Letter of Credit (subject to the provisions of Paragraph 5(a)). Upon the occurrence and continuance of a Default with respect to Secured Party or the designation of an Early Termination Date as a result of any such Default, in lieu of the obligation set forth in this subparagraph, the Pledging Party shall cause any outstanding Letter of Credit issued on its behalf to be maintained, renewed or replaced, or at the election of the Pledging Party, Performance Assurance in the form of Cash to be deposited with a Qualified Institution on behalf of the Defaulting Party (in which event Secured Party shall immediately return the Letter of Credit to Pledging Party), as the case may be, for ten (10) Business Days after such time as the Final Settlement Amount is finally determined in accordance with the Agreement and is otherwise due under the Agreement (including the resolution of any dispute pertaining to such Final Settlement Amount); provided that the Value of any such outstanding Letter of Credit shall be maintained at (or Performance Assurance in the form of Cash deposited in) an amount equivalent to the lesser of (x) the undrawn portion of such Letter of Credit on the date of the occurrence of any such Default (provided it is continuing) with respect to Secured Party or (y) if Secured Party draws on any such Letter of Credit for any reason whatsoever after the date of such Default (provided such Default is continuing), the remaining undrawn portion of the Letter of Credit), or (z) the amount which Secured Party has determined, in a commercially reasonable manner, is the amount of any unpaid Final Settlement Amount which is owed to it using the methodology for such calculation set forth in the Agreement. The Pledging Party's failure to post Performance Assurance in accordance with the terms of this Paragraph may lead to a Default under Section 2(d)(vi) of the Agreement, which, if such Default occurs and is continuing, shall entitle Secured Party to draw upon any such Letter of Credit in an amount not greater Secured Party has determined, in a commercially reasonable manner, is the amount of any unpaid Final Settlement Amount owed to it using the methodology for such calculation set forth in the Agreement; provided, however that if Secured Party has not made any such determination because Pledging Party has not tendered the Final Settlement Amount calculations to Secured Party so as to allow Secured Party to dispute such calculation within the terms of the Agreement, then Secured Party may draw upon the entire amount of the Letter of Credit if the Letter of Credit will expire within a period of less than ten (10) Business Days. Any and all draw proceeds received by the Secured Party under this subparagraph shall be held by its Qualified Institution pursuant to the terms of this Paragraph 6(b)(iv) until the amount of the Final Settlement Amount is finally determined in accordance with this Agreement.

                  (ii) As one method of providing Performance Assurance, Pledging Party may increase the amount available for drawing under an outstanding Letter of Credit.

                  (iii) Upon the occurrence of a Letter of Credit Default, Pledging Party agrees to deliver to Secured Party either a substitute Letter of Credit or other Eligible Collateral, in each case on or before the second Business Day after the occurrence thereof (or the fifth Business Day after the occurrence thereof if only clause (a) under the definition of Letter of Credit Default applies), having the same Value (as applicable only with respect to subsection (ii)(a) of the definition of Valuation Percentage, with respect to the amount that may be unconditionally withdrawn in the case of a substitute Letter of Credit) as the undrawn amount of the Letter of Credit immediately prior to such Letter of Credit Default.

                  (iv) At any time during the continuance of a Default with respect to Pledging Party, then Secured Party may draw up to the entire undrawn portion of any outstanding Letter of Credit. Cash proceeds received from drawing upon a Letter of Credit shall be deemed Performance Assurance as security for Pledging Party's Obligations to Secured Party and Secured Party shall have the rights and remedies set forth herein with respect to such Cash. Notwithstanding anything to the contrary contained in the Agreement, if Secured Party shall draw upon any Letter of Credit while a Default shall have occurred and be continuing with respect to Secured Party, any portion of the proceeds of such Letter of Credit which is the subject of a bona fide dispute shall be held only at a Qualified Institution pursuant to the provisions of Paragraph 6(a)(ii) (without the necessity of any request from Pledging Party and without the benefit of any grace period) until such time as the dispute has been finally resolved pursuant to the terms hereof.

                  (v) In all cases, notwithstanding Secured Party's receipt of Cash on account of any Letter of Credit, Pledging Party shall remain liable for any failure to Transfer sufficient Eligible Collateral or for any amounts owing to Secured Party and remaining unpaid after the application of the amounts so drawn by Secured Party. In all cases, the costs and expenses (including, without limitation, the reasonable costs, expenses, and attorneys' fees of Secured Party) of establishing, renewing, substituting, canceling, and increasing the amount of a Letter of Credit shall be borne by Pledging Party.

         (c) Care of Performance Assurance. Beyond the exercise of reasonable care in the custody thereof, Secured Party shall have no duty as to any Performance Assurance in its possession or control or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Performance Assurance in its possession if the Performance Assurance is accorded treatment substantially equal to that which it accords its own property. Except as otherwise authorized under Paragraph 6(a)(i)(ii) or (d), the Secured Party shall retain possession or control of any Performance Assurance delivered to it; provided, however that the Secured Party may, invest, commingle or otherwise use in its business the Performance Assurance it holds.

         (d) Qualified Institution. The Qualified Institution for each Party, if applicable, shall act on behalf of the Party in connection with the performance of all duties and the exercise of all rights in respect of Performance Assurance under the Agreement.

PARAGRAPH 7. EXERCISE OF RIGHTS AGAINST PERFORMANCE ASSURANCE.

         (a) In the event that (i) a Default with respect to Pledging Party has occurred and is continuing or (ii) an Early Termination Date has occurred or has been designated as a result of a Default with respect to the Pledging Party, the Secured Party may exercise any one or more of the rights and remedies provided under the Agreement, including, without limitation, this Collateral Annex, or as otherwise available under applicable law. Without limiting the foregoing, if at any time a Default with respect to Pledging Party has occurred and is continuing, then Secured Party may, in its sole discretion, exercise any one or more of the following rights and remedies:

                           (A) all rights and remedies available to a secured
                  party under Article 9 of the Uniform Commercial Code of the jurisdiction in which the Performance Assurance is being held and any other applicable jurisdiction and other applicable laws with respect to the Performance Assurance held by or for the benefit of Secured Party;

                           (B) the right to set off any Performance Assurance
                  held by or for the benefit of Secured Party against and in satisfaction of any amount payable by Pledging Party in respect of any of its Obligations;

                           (C) the right to draw on any outstanding Letter of
                  Credit issued for its benefit and apply the proceeds therefrom as set forth herein;

                           (D) the right to liquidate and realize upon any
                  Performance Assurance held by or for the benefit of Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required by applicable law (it being agreed in such case that 10 days' notice of any such sale is reasonable), free from any claim or right of any nature whatsoever of Pledging Party, including any right of equity or redemption by Pledging Party (with Secured Party having the right to purchase any or all of the Performance Assurance to be sold) and to apply the proceeds from the liquidation of such Performance Assurance to and in satisfaction of any amount payable by Pledging Party in respect of any of its Obligations in such order as Secured Party may elect; and/or

                           (E) any and all other rights and remedies set forth
                  herein.

         (b) In the event that an Additional Default Event with respect to the Pledging Party has occurred and is continuing, the Secured Party may, in its sole discretion, exercise any one or more remedies with respect to Performance Assurance as provided in the Agreement.

         (c) For the avoidance of doubt, it is hereby acknowledged that Secured Party shall be under no obligation to prioritize the order with respect to which it exercises any one or more of its rights and remedies provided under the Agreement, including, without limitation, this Collateral Annex, or as otherwise available under applicable law. Pledging Party shall in all events remain liable to Secured Party for any amount payable by Pledging Party in respect of any of its Obligations remaining unpaid after any realization or liquidation of the Performance Assurance (including the reasonable costs and expenses relating to any disposition of any Performance Assurance), application of the same and set off, offset, combination of accounts, retention, withholding, and/or liquidation rights and remedies.

PARAGRAPH 8. DISPUTED CALCULATIONS

         (a) If any Party disputes the amount of Performance Assurance requested (and/or the amount of Performance Assurance to be returned) and such dispute relates to the amount of the Collateral Requirements, such objecting Party shall
(i) notify the Party that made such calculation of the existence and nature of the dispute not later than the 5:00 p.m. at the place of delivery on the second Business Day following the date that notice of such calculation has been made by the Calculating Party, (ii) provide the Calculating Party with the disputing Party's own calculation, made in good faith and in a commercially reasonable manner, of such amount; and (iii) if any payment, provision of Performance Assurance, or other action is required to be taken with respect to such amount, the disputing Party or the Calculating Party, as applicable shall take such action with respect to the undisputed portion of such amount. Notwithstanding the foregoing sentence, in no event shall a disputing Party be entitled to forestall a Secured Party from holding and realizing against Performance Assurance held by it or on its behalf in the event of a Default by the Pledging Party, in which event, Secured Party shall be entitled to act with respect to the entire Final Settlement Amount reasonably calculated by it in good faith, and such dispute shall be subject to resolution as set forth below.

         (b) The Parties thereafter shall promptly consult with each other in order to reconcile the two conflicting amounts. If the Parties have not been able to resolve their dispute on or before the second Business Day following the date that notice of such dispute was made, then the Secured Party's Collateral

Requirements shall be recalculated by each Party requesting quotations from one
(1) Reference Market-Maker (or Kiodex at the option of such Party) within two
(2) Business Days (taking the arithmetic average of the two quotes obtained to obtain the average Settlement Amount; provided, that, if only one (1) quotation can be obtained by the Parties, then that quotation shall be used) for the purpose of recalculating the Settlement Amount of each Transaction in respect of which the Parties disagree as to the Settlement Amount for purposes of determining the Collateral Requirements in accordance with Paragraph 3(b), and the Secured Party shall inform the Pledging Party of the results of such recalculation (in reasonable detail). Eligible Collateral/Performance Assurance shall thereupon be provided, returned, or reduced, if necessary, on the next Business Day in accordance with the results of such recalculation.

PARAGRAPH 9. COVENANTS; REPRESENTATIONS AND WARRANTIES; MISCELLANEOUS.

         (a) Pledging Party will execute and deliver to Secured Party (and to the extent permitted by applicable law, Pledging Party hereby authorizes Secured Party to execute and deliver, in the name of Pledging Party or otherwise) such financing statements, assignments and other documents and do such other things relating to the Performance Assurance and the security interest granted under this Collateral Annex as Secured Party may reasonably deem necessary or appropriate to perfect or maintain perfection of its security interest in the Performance Assurance or otherwise as required hereunder, and Pledging Party shall pay all costs relating to its delivery of Performance Assurance and the maintenance and perfection of the security interest granted in this Collateral Annex.

         (b) On each day on which Performance Assurance is held by or on behalf of Secured Party under the Agreement, including, without limitation, this Collateral Annex, Pledging Party hereby represents and warrants to Secured Party that:

                  (i) Pledging Party has good title to and is the sole owner of such Performance Assurance, and the execution, delivery and performance of the covenants and agreements of the Agreement, including, without limitation, this Collateral Annex, do not result in the creation or imposition of any lien or security interest upon any of its assets or properties, including, without limitation, the Performance Assurance, other than the security interests and liens created under the Agreement unless otherwise stated herein;

                  (ii) upon the Transfer of Performance Assurance by Pledging Party to Secured Party, Secured Party shall have a valid and perfected first priority continuing security interest therein, free of any liens, claims or encumbrances, except those liens, security interests, claims or encumbrances arising by operation of law that are given priority over a perfected security interest;

                  (iii) Secured Party has a valid and perfected first priority continuing security interest in the Performance Assurance, free of any liens, claims or encumbrances, except those liens, claims or encumbrances arising by operation of law that are given priority over a perfected security interest; and

                  (iv) it is not and will not become a party to or otherwise be bound by any agreement, other than the Agreement, which restricts in any manner the rights of any present or future holder of any of the Performance Assurance with respect hereto.

         (c) The Agreement, including, without limitation, this Collateral Annex, has been and is made solely for the benefit of the Parties and their permitted successors and assigns, and no other person, partnership, association, corporation or other entity shall acquire or have any right under or by virtue hereof.

         (d) Pledging Party shall pay on request and indemnify Secured Party against any taxes (including, without limitation, any applicable transfer taxes and stamp, registration or other documentary taxes), assessments, or charges that may become payable by reason of the security interests, general first lien and right of offset granted under, or the execution, delivery, performance or enforcement of, the Agreement, including, without limitation, this Collateral Annex, as well as any penalties with respect thereto (including, without limitation costs and reasonable fees and disbursements of counsel). Pledging Party agrees to pay Secured Party for all reasonable expenses (including without limitation, court costs and reasonable fees and disbursements of counsel) incurred by it in connection with the enforcement of, or suing for or collecting any amounts payable by it under, the Agreement, including, without limitation, this Collateral Annex.

         (e) No failure or delay by either Party hereto in exercising any right, power, privilege, or remedy hereunder shall operate as a waiver thereof.

         (f) The headings in the Collateral Annex are for convenience of reference only, and shall not affect the meaning or construction of any provision thereof.

                         SCHEDULE 1 TO COLLATERAL ANNEX

                   IRREVOCABLE STANDBY LETTER OF CREDIT FORMAT
                                DATE OF ISSUANCE:

[Address]

         Re:  Credit No. _______________

         We hereby establish our Irrevocable Transferable Standby Letter of Credit in favor of __________ (the "Beneficiary") for the account of _______________________ (the "Account Party"), for the aggregate amount not exceeding ______________________ United States Dollars ($___________), available to you at sight upon demand at our counters at (Location) on or before the expiration hereof against presentation to us of one of the following statements, dated and signed by [_______________________]:

         "A Default (as defined in the Master Netting, Setoff, and Security Agreement dated as of November ___, 2002, between MCV and El Paso Merchant Energy, L.P., as the same may be amended (the "Master Agreement")) has occurred and is continuing with respect to the Account Party under the Master Agreement. Wherefore, the undersigned does hereby demand payment in the amount of [US$___________]"; or

         "An Additional Default Event (as defined in the Master Netting, Setoff, and Security Agreement dated as of November ___, 2002, between MCV and El Paso Merchant Energy, L.P., as the same may be amended (the "Master Agreement")) has occurred and is continuing with respect to the Account Party under the Master Agreement. Wherefore, the undersigned does hereby demand payment in the amount of [US$___________]"; or

         "An Early Termination Date (as defined in the Master Netting, Setoff, and Security Agreement dated as of November ___, 2002, between MCV and El Paso Merchant Energy, L.P., as the same may be amended (the "Master Agreement")) has been designated with respect to the Account Party under the Master Agreement. Wherefore, the undersigned does hereby demand payment in the amount of [US$___________]."

         "To the extent the Master Agreement is terminated or otherwise fails to be in full force and effect so as to revive the "default" and "event of default" terms and conditions under the Underlying Master Agreements and Transactions (as defined in the Master Netting, Setoff, and Security Agreement dated as of November ___, 2002, between MCV and El Paso Merchant Energy, L.P., as the same may be amended (the "Master Agreement")), a "default", "event of default", "additional termination event", "early termination date" has occurred under the Underlying Master Agreements and/or Transactions (and with respect to a "default", "event of default" or "additional termination event" is continuing) with respect to the Account Party. Wherefore, the undersigned does hereby demand payment in the amount of [US$___________]"; or

         "The Beneficiary has requested alternate security from the Account Party and the Account Party has not provided alternate security acceptable to Beneficiary and this Letter of Credit has less than ten (10) business days until expiry. Wherefore, the undersigned does hereby demand payment in the amount of [US$___________]"; or

         "The Account Party has determined the Final Settlement Amount owed to the Beneficiary under the Master Netting, Setoff, and Security Agreement dated as of November___, 2002, between MCV and El Paso Merchant Energy, L.P., and has authorized the Beneficiary in writing, as evidenced by the signed authorization from the Account Party attached hereto, to draw down on the Letter of Credit in the amount of $_________."

         The amount which may be drawn by you under this Letter of Credit shall be automatically reduced by the amount of any drawings paid through the issuer of this Letter of Credit referencing this Letter of Credit No. ____. Partial drawings are permitted hereunder.

         We hereby agree with you that documents drawn under and in compliance with the terms of this Letter of Credit shall be duly honored upon presentation as specified.

         This Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 (the "UCP"), except to the extent that the terms hereof are inconsistent with the provisions of the UCP, including but not limited to Articles 13(b) and 17 of the UCP, in which case the terms of this Letter of Credit shall govern.

         With respect to Article 13(b) of the UCP, the issuer of this Letter of Credit shall have a reasonable amount of time, not to exceed three (3) banking days following the date of its receipt of documents from the beneficiary, to examine the documents and determine whether to take up or refuse the documents and to inform the beneficiary accordingly.

         In the event of an act of God, riot, civil commotion, insurrection, war or any other cause beyond our control that interrupts our business (collectively, an "Interruption Event") and causes the place for presentation of this Letter of Credit to be closed for business on the last day for presentation, the expiry date of this Letter of Credit will be automatically extended without amendment to a date thirty (30) calendar days after the place for presentation reopens for business.

         This Letter of Credit is transferable, and we hereby consent to such transfer, but otherwise may not be amended, changed or modified without the express written consent of the Beneficiary, the issuer of this Letter of Credit and the Account Party.


                                [BANK SIGNATURE]













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